                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Under Rule 14a-12

                                 OMNICARE, INC.
                (Name of Registrant as Specified in Its Charter)
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            [OMNICARE, INC. LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 18, 2004

    The Annual Meeting of Stockholders of Omnicare, Inc. (the 'Company') will be held at The Phoenix Club, 812 Race Street, Cincinnati, Ohio, on Tuesday,
May 18, 2004 at 11:00 a.m. local time. The purpose of the Annual Meeting is to consider and act upon:

    (1)  the election of nine Directors;

    (2)  the approval of the Omnicare, Inc. 2004 Stock and Incentive Plan;

    (3) the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for 2004; and

    (4)  any other business as may properly be brought before the meeting.

    Stockholders of record at the close of business on March 31, 2004 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

    Whether or not you plan to attend the meeting, please sign and date the enclosed proxy and mail it in the enclosed envelope at your earliest convenience. No postage is required if it is mailed in the United States.

                                           By Order of the Board of Directors

                                                  CHERYL D. HODGES
                                                  Secretary

Covington, Kentucky
April 12, 2004

YOUR VOTE IS IMPORTANT! TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE TAKE A MOMENT TO SIGN, DATE AND PROMPTLY MAIL YOUR PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                               TABLE OF CONTENTS

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS..........    1
ELECTION OF DIRECTORS.......................................    1
    Nominees................................................    2
GOVERNANCE OF THE COMPANY AND BOARD MATTERS.................    4
    Corporate Governance Guidelines.........................    4
    Independent Directors...................................    4
    Committees of the Board, Committee Charters and
     Meetings...............................................    5
    Selection of Nominees for the Board of Directors........    6
    Code of Ethics..........................................    7
    Executive Sessions of Non-management Directors..........    7
    Contacting the Board of Directors.......................    7
    Director Compensation...................................    7
EXECUTIVE COMPENSATION......................................    9
    Stock Options...........................................   11
    Pension Plan............................................   12
    Supplemental Benefit Plan...............................   13
    Employment Agreements...................................   13
REPORT OF THE COMPENSATION AND INCENTIVE COMMITTEE ON
  EXECUTIVE COMPENSATION....................................   14
    Base Salary and Annual Incentive Opportunity............   15
    Long-Term Incentive Compensation........................   15
    Policy on Deductibility of Compensation.................   15
    Stock Ownership Guidelines..............................   16
    Compensation of the Company's President and Chief
     Executive Officer......................................   16
    Compensation and Incentive Committee Interlocks and
     Insider Participation..................................   18
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............   18
COMPARATIVE STOCK PERFORMANCE...............................   19
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   20
PROPOSAL TO APPROVE 2004 STOCK AND INCENTIVE PLAN...........   21
    Description of the Plan.................................   22
    New Plan Benefits.......................................   25
    U.S. Federal Income Tax Consequences....................   25
EQUITY COMPENSATION PLANS...................................   26
REPORT OF THE AUDIT COMMITTEE OF THE BOARD..................   27
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.........   28
    Audit Committee Pre-Approval Policies and Procedures....   28
    Fees and Services of Independent Auditors...............   28
    Vote on Ratification of Appointment.....................   29
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....   29
STOCKHOLDER PROPOSALS.......................................   29
    Stockholder Proposal Intended for Inclusion in the 2005
     Proxy Statement........................................   29
    Stockholder Nomination of a Candidate for Election as a
     Director...............................................   29
    Advance Notice of Business for 2005 Annual Meeting......   30
    Corporate Secretary Address for Notices and Requests....   30
OTHER MATTERS...............................................   30
EXPENSES OF SOLICITATION....................................   30
Appendix A: Audit Committee Charter.........................  A-1
Appendix B: 2004 Stock and Incentive Plan...................  B-1

                                 OMNICARE, INC.
                         100 EAST RIVERCENTER BOULEVARD
                           COVINGTON, KENTUCKY 41011

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

    This Proxy Statement is furnished to stockholders in connection with the solicitation by the Board of Directors of Omnicare, Inc. (the 'Company' or 'Omnicare') of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on May 18, 2004, and any postponement or adjournment thereof (the 'Annual Meeting'). Stockholders of record as of the close of business on March 31, 2004 are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. As of such date, the Company had outstanding 103,848,057 shares of its common stock, par value $1 per share ('Common Stock'), having one vote per share.

    To constitute a quorum at the Annual Meeting, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary. Shares represented by proxies received by the Company will be counted as present at the Annual Meeting for the purpose of determining the existence of a quorum, regardless of how or whether such shares are voted on a specific proposal. Abstentions will be treated as votes cast on a particular proposal as well as shares present at the Annual Meeting. If your shares of Common Stock are held by a broker, the broker will ask you how you want your shares to be voted at the Annual Meeting. If you give the broker instructions, your shares must be voted as you direct. If you do not give instructions, one of two things can happen, depending upon the type of proposal. For some proposals, such as the election of Directors and the ratification of auditors, the broker may vote your shares at its discretion. But for other proposals, including the approval of the Omnicare, Inc. 2004 Stock and Incentive Plan, the broker may not vote your shares at all. When that happens, it is called a 'Broker Nonvote.' Broker Nonvotes will be treated as not present at the meeting for purposes of calculating the results of the vote on the specific issue. Accordingly, abstentions and Broker Nonvotes have the effect of a negative vote on any proposal where the vote required to pass the proposal is a percentage of the outstanding shares, but only abstentions have the effect of a negative vote when the vote required to pass a proposal is a percentage of the shares present at the Annual Meeting. Shares represented by properly executed proxies received in the accompanying form will be voted in accordance with the instructions contained therein. In the absence of contrary instructions, such shares will be voted (1) to elect as Directors the nine persons named below; (2) to approve the Omnicare, Inc. 2004 Stock and Incentive Plan; and (3) to ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for 2004. A proxy may be revoked at any time prior to its exercise by the execution of a proxy signed at a later date or by the giving of written notice of revocation to the Secretary of the Company. A revocation during the Annual Meeting will not affect any vote previously taken.

    This Proxy Statement and the accompanying proxy were first mailed to stockholders on or about April 12, 2004.

                             ELECTION OF DIRECTORS

    The Board of Directors, pursuant to the Second Amended and Restated By-Laws of the Company (the 'By-Laws'), has fixed the number of Directors at nine. Directors are elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. Upon the recommendation of the Nominating and Governance Committee, the Board has nominated for election as Directors at the Annual Meeting the nine persons named below. Set forth below is a description of each nominee's principal occupation during at least the past five years and other pertinent information. Ms. Cheryl Hodges and Mr. Patrick Keefe, who are currently Directors and employed by the Company, are not standing for re-election. Each of the nominees for election as a Director is currently a Director of the Company, except for Ms. Amy Wallman. The Board has affirmatively determined that Ms. Wallman is an independent Director under the New York Stock Exchange ('NYSE') listing standards applicable to the Company as of the Annual Meeting. See 'Governance of the Company and Board Matters -- Independent Directors.'

    A stockholder may nominate a candidate for election as a Director if the stockholder provides timely proper written notice of the nomination to the Secretary of the Company in advance of the meeting, as more fully set forth below under the caption 'Stockholder Proposals.' The Board of Directors will also consider candidates recommended by stockholders if the recommendation is made in accordance with the procedures set forth below under the caption 'Governance of the Company and Board Matters -- Selection of Nominees for the Board of Directors.'

    Unless authority is withheld for individual nominees or all nominees, it is intended that the shares represented by each proxy will be voted for the nominees listed below. The Company anticipates that all nominees listed in this Proxy Statement will be candidates when the election is held. However, if for any reason any nominee is not a candidate at that time, proxies will be voted for a substitute nominee designated by the Board of Directors and for the remaining nominees (except where a proxy withholds authority with respect to the election of Directors). The nine nominees receiving the greatest number of votes at the Annual Meeting will be elected Directors.

NOMINEES

EDWARD L. HUTTON ..........  Mr. Hutton has been Chairman of the Board of the Company
Director since 1981            since May 2003. In May 2003, the Company amended its
Age: 84                        By-Laws to create the non-executive position of Chairman
                               of the Board. Prior to May 2003, Mr. Hutton served in an
                               executive position, as Chairman of the Company, from 1981.
                               He is also Chairman and a Director of Roto-Rooter, Inc.
                               (which was named Chemed Corporation until May 2003),
                               Cincinnati, Ohio (a diversified public corporation with
                               interests in plumbing and drain cleaning; appliance,
                               heating, ventilation and air conditioning repair; and
                               hospice services) ('Roto-Rooter') and has held these
                               positions since November 1993 and April 1970,
                               respectively. Previously, he was President and Chief
                               Executive Officer of Roto-Rooter, positions he had held
                               from April 1970 to November 1993, and was Chairman and
                               Chief Executive Officer of Roto-Rooter from November 1993
                               until May 2001.

JOEL F. GEMUNDER ..........  Mr. Gemunder is President and Chief Executive Officer of the
Director since 1981            Company and has held these positions since May 1981 and
Age: 64                        May 2001, respectively. Mr. Gemunder was an Executive Vice
                               President of Roto-Rooter and Group Executive of its Health
                               Care Group from May 1981 through July 1981 and a Vice
                               President of Roto-Rooter from 1977 until May 1981. Mr.
                               Gemunder is a Director of Roto-Rooter and Ultratech, Inc.
                               (a manufacturer of photolithography equipment for the
                               computer industry).

CHARLES H. ERHART, JR. ....  Mr. Erhart retired as President of W.R. Grace & Co.,
Director since 1981            Columbia, Maryland (an international specialty chemicals,
Age: 78                        construction and packaging company) ('Grace') in August
                               1990. He had served as President since July 1989. From
                               November 1986 to July 1989, he was Chairman of the
                               Executive Committee of Grace. From May 1981 to November
                               1986, he served as Vice Chairman and Chief Administrative
                               Officer of Grace. Mr. Erhart is a Director of Roto-Rooter.

DAVID W. FROESEL, JR. .....  Mr. Froesel is Senior Vice President and Chief Financial
Director since 2000            Officer of the Company and has held these positions since
Age: 52                        March 1996. From May 1993 to February 1996, Mr. Froesel
                               was Vice President of Finance and Administration at
                               Mallinckrodt Veterinary, Inc., a subsidiary of
                               Mallinckrodt, Inc. From July 1989 to April 1993, he was
                               worldwide Corporate Controller of Mallinckrodt Medical,
                               Inc., a subsidiary of Mallinckrodt, Inc.

SANDRA E. LANEY ...........  Ms. Laney is Chairman and Chief Executive Officer of Cadre
Director since 1987            Computer Resources Co., Cincinnati, Ohio (a network
Age: 60                        security services company), positions she has held since
                               September 2001. Previously she served as Executive Vice
                               President and Chief Administrative Officer of Roto-Rooter
                               from May 2001 and May 1991, respectively, until March
                               2003. From November 1993 until May 2001, she held the
                               position of Senior Vice President of Roto-Rooter. From May
                               1984 to November 1993, she was a Vice President of
                               Roto-Rooter. Ms. Laney is a Director of Roto-Rooter.

ANDREA R. LINDELL, ........  Dr. Lindell is Dean and a Professor of the College of
DNSc, RN                       Nursing at the University of Cincinnati, a position she
Director since 1992            has held since December 1990. Dr. Lindell is also
Age: 60                        Associate Senior Vice President of the Medical Center at
                               the University of Cincinnati, positions she has held since
                               July 1998 and May 2002, respectively. From September 1994
                               to June 2002, she also held an additional position as
                               Interim Dean of the College of Allied Health Sciences at
                               the University of Cincinnati. From August 1981 to August
                               1990, Dr. Lindell served as Dean and a Professor of the
                               School of Nursing at Oakland University, Rochester,
                               Michigan. In addition, from September 1977 until August
                               1981, Dr. Lindell also held the position of Chair,
                               Department of Nursing, of the University of New Hampshire,
                               Durham, New Hampshire.

SHELDON MARGEN, M.D. ......  Dr. Margen is a Professor Emeritus of the School of Public
Director since 1983            Health, University of California, Berkeley, a position he
Age: 84                        has held since May 1989. He had served as a Professor of
                               Public Health at the University of California, Berkeley,
                               since 1979.

JOHN H. TIMONEY ...........  Mr. Timoney is a retired executive of Applied Bioscience
Director since 2000            International Inc. (a research organization serving the
Age: 70                        pharmaceutical and biotechnology industries) ('Applied
                               Bioscience'), where he held a number of positions from
                               1986 through 1996. From December 1995 through September
                               1996, he was Chief Executive Officer of Clinix
                               International, Inc., a wholly-owned subsidiary of Applied
                               Bioscience. From June 1992 to September 1996, Mr. Timoney
                               was Senior Vice President of Applied Bioscience. From
                               September 1986 through June 1992, he was Vice President,
                               Chief Financial Officer, Secretary and Treasurer of
                               Applied Bioscience. In addition, from September 1986
                               through June 1995, he was a Director of Applied
                               Bioscience. Mr. Timoney has also held financial and
                               executive positions with IMS Health Incorporated (a market research firm serving the pharmaceutical and healthcare
                               industries), Roto-Rooter and Grace.

AMY WALLMAN ...............  Ms. Wallman is a retired audit partner with Ernst & Young
Director Nominee               International (a public accounting and professional
Age: 54                        services firm), a position she held from 1984 to July
                               2001. From 1995 to 2001, she also served as Health Care
                               Industry Leader in Ernst & Young's healthcare practice
                               based in New York, New York.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PERSONS NOMINATED BY THE BOARD.

                  GOVERNANCE OF THE COMPANY AND BOARD MATTERS

CORPORATE GOVERNANCE GUIDELINES

    The Board of Directors (the 'Board') has adopted the Omnicare, Inc. Corporate Governance Guidelines (the 'Guidelines') effective as of the date of the Annual Meeting. The Guidelines reflect the principles by which the Company will operate. The Guidelines provide that the Board is elected by the stockholders to provide oversight and guidance to senior management with a view to increasing stockholder value over the long term and that the core responsibility of the Board is to exercise its fiduciary duties to act in the best interests of Omnicare and its stockholders. The Guidelines cover various topics, including, but not limited to, Director independence, Board and committee composition, Board operations, Director compensation and leadership development. The Nominating and Governance Committee of the Board is responsible for overseeing and reviewing the Guidelines and reporting and recommending to the Board any changes to the Guidelines. A copy of the Guidelines is available at the Company's Web site (www.omnicare.com) and may also be obtained upon request from the Company's Corporate Secretary.

INDEPENDENT DIRECTORS

    The Guidelines provide that a majority of the members of the Board must be 'independent' under the criteria set forth in the New York Stock Exchange ('NYSE') listing standards and require the Board to affirmatively determine on an annual basis as to each Board member whether he or she is independent. The criteria for determining independence set forth in the NYSE listing standards are the same categorical standards the Board and the Nominating and Governance Committee will use in determining independence.

    Pursuant to the NYSE listing standards for determining those Directors that are independent, no Director qualifies as 'independent' unless the Board of Directors affirmatively determines that the Director has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). In addition:

        (i) A Director who is an employee, or whose immediate family member is an executive officer, of the company is not independent until three years after the end of such employment relationship. Employment as an interim Chairman or CEO shall not disqualify a Director from being considered independent following that employment.

        (ii) A Director who receives, or whose family member receives, more than $100,000 per year in direct compensation from the listed company, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation. Compensation received by a Director for former service as an interim Chairman or CEO need not be considered in determining independence under this test. Compensation received by an immediate family member for service as a non-executive employee of the listed company need not be considered in determining independence under this test.

        (iii) A Director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the company is not 'independent' until three years after the end of the affiliation or the employment or auditing relationship.

        (iv) A Director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the listed company's present executives serve on that company's compensation committee is not 'independent' until three years after the end of such service or the employment relationship.

        (v) A Director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the listed company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, is not 'independent' until three years after falling below such threshold.

    An 'immediate family member' includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person's home.

    The Board and the Nominating and Governance Committee of the Board undertook an annual review of Director independence. During the review, the Board and the Nominating and Governance Committee considered transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under the caption 'Certain Relationships and Related Transactions' below. The Board and the Nominating and Governance Committee also examined transactions and relationships between Directors or their affiliates and members of the Company's senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the Director is independent.

    As a result of this review, the Board and the Nominating and Governance Committee have affirmatively determined that, under the Guidelines and the NYSE listing standards, the following Directors, constituting a majority of the Directors nominated for election at the Annual Meeting, are independent of the Company and its management: Messrs. Erhart and Timoney, Dr. Lindell, Dr. Margen and Ms. Wallman. Messrs. Hutton, Gemunder and Froesel are not considered independent because of their employment by the Company. Ms. Laney is not considered independent because of her spouse's employment by the Company. See 'Certain Relationships and Related Transactions.'

COMMITTEES OF THE BOARD, COMMITTEE CHARTERS AND MEETINGS

    In 2003, the Board of Directors had standing the Audit Committee, the Compensation and Incentive Committee, the Nominating and Governance Committee and the Executive Committee. With the exception of the Executive Committee, all of the committees were comprised in 2003 (and continue to be comprised) solely of Directors who are independent within the meaning of the Guidelines and the NYSE listing standards. The Charters for each of the Company's committees, which are effective as of the Annual Meeting, are available at the Company's Web site (www.omnicare.com) and copies may also be obtained upon request from the Company's Corporate Secretary. The Company's Audit Committee Charter is also attached hereto as Appendix A.

    In 2003, the Board of Directors met ten times, the Audit Committee met eight times, the Compensation and Incentive Committee met five times, the Nominating and Governance Committee met once and the Executive Committee met five times. In 2003, each Director attended more than 75% of the meetings of the Board of Directors and the committees on which he or she served.

    All members of the Board of Directors are strongly encouraged, but not required, to attend the Annual Meeting of Stockholders of the Company. Seven of ten Directors attended the Company's annual meeting in 2003. One additional Director would have been in attendance at the 2003 Annual Meeting, but was not, due to flight delays.

    Audit Committee. The Audit Committee is comprised of Messrs. Erhart (Chairman) and Timoney and Dr. Lindell. Mr. Erhart, the Chairman of the Audit Committee, is qualified and has been designated as audit committee financial expert within the meaning of the regulations of the Securities and Exchange Commission (the 'SEC'), as the Board has determined that he has relevant accounting and related financial management expertise within the meaning of the listing standards of the NYSE.

    Under its new Charter, the Audit Committee has sole and direct authority to engage, appoint, evaluate, compensate and replace the independent auditors. The Audit Committee reviews and approves in advance all audit, audit related and non-audit services performed by the independent auditors (to the extent those services are permitted by the Securities Exchange Act of 1934, as amended). The Audit Committee meets with the Company's management regularly to consider the adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial reports to the public. The Audit Committee also meets with the independent auditors and with the Company's financial personnel and internal auditors regarding these matters. Both the Company's independent auditors and the internal auditors meet regularly with the Audit Committee in private and have unrestricted access to the Audit Committee. The Audit Committee examines the independence and performance of the Company's independent auditors as well as the performance of the Company's internal audit function. In addition, among its other responsibilities, the Audit Committee reviews the Company's critical accounting policies and the Company's annual and quarterly reports on Forms 10-K and 10-Q, respectively. See 'Report of Audit Committee of the Board' for additional information.

    Compensation and Incentive Committee. The Compensation and Incentive Committee is comprised of Dr. Margen (Chairman), Mr. Erhart and Dr. Lindell.

    Under its new Charter, the Compensation and Incentive Committee's principal responsibilities are to administer the Company's compensation plans under which stock may be issued to Directors and executive officers, to review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, to approve the Chief Executive Officer's compensation, to review and approve recommendations of the Chief Executive Officer with respect to the compensation of other executive officers, and to report on executive compensation in the Company's proxy statement.

    Nominating and Governance Committee. The Nominating and Governance Committee is comprised of Messrs. Erhart (Chairman) and Timoney and Dr. Margen. The Nominating and Governance Committee was formerly known as the Nominating Committee.

    Under its new Charter, the Nominating and Governance Committee's principal responsibilities are to identify individuals qualified to become Directors, to recommend to the Board nominees for election as Directors by stockholders or to fill vacancies in the Board, to recommend to the Board the appointment of Directors to Board committees, to develop and recommend to the Board a set of Corporate Governance Guidelines and to review the Guidelines annually to ensure that they are appropriate for the Company and comply with applicable laws, regulations and listing standards, to recommend any desirable changes in the Guidelines to the Board, to recommend other activities to the Board relating to corporate governance and to develop and recommend to the Board, and to oversee the administration of, an annual self-evaluation process for the Board and its committees.

    Executive Committee. The Executive Committee is comprised of Messrs. Hutton (Chairman), Erhart, Gemunder and Froesel. The Executive Committee is empowered to act for the full Board in intervals between Board meetings, with the exception of certain matters that by law or under the By-Laws may not be delegated. The Executive Committee meets as necessary, and all actions by the Executive Committee are reported at the next Board meeting.

SELECTION OF NOMINEES FOR THE BOARD OF DIRECTORS

    The Board believes that it should be comprised of Directors with varied, complementary backgrounds, and that Directors should, at a minimum, have expertise that may be useful to the Company, such as an understanding of the healthcare industry and practices, the needs of the elderly, technology, finance, accounting, marketing or international matters -- all in the context of an assessment of the needs of the Board at a particular time. Directors should be willing and able to devote the required amount of time to Company affairs.

    When seeking candidates for Director, the Nominating and Governance Committee may solicit suggestions from incumbent Directors, management and others. After conducting an initial evaluation of a candidate and depending upon the needs of the Board, the Committee may interview the candidate if it believes the candidate might be a valuable addition to the Board. The Committee may also require the candidate to meet with management. If, based on, among other things, the needs of the Board and the experience and other qualities of other prospective candidates, the Committee believes a candidate would be a valuable addition to the Board, it may recommend to the Board that candidate's nomination.

    Pursuant to its policy regarding the consideration of any Director candidates recommended by stockholders, the Nominating and Governance Committee will consider candidates for Director recommended by stockholders applying the criteria for candidates described above and considering the additional information referred to in this paragraph. Stockholders wishing to recommend a candidate for Director should write the Company's Corporate Secretary and include the following: a statement that the writer is a stockholder (accompanied by appropriate confirmation of such stock ownership) and is proposing a candidate for consideration by the Committee; the name of and contact information for the candidate; a statement of the candidate's business and educational experience; information regarding each of the factors listed in the first paragraph of this subsection sufficient to enable the Committee to evaluate the candidate; a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company; detailed information about any relationship or understanding between the proposing stockholder and the candidate; and a statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

    All nominees for election as Director at the Annual Meeting are incumbent Directors except for Ms. Wallman. In seeking a new Director, the Company engaged a third-party executive search firm. Such firm assisted the Company in identifying a number of suitable candidates to serve on the Board and in the initial screening of such candidates by, among other things, conducting personal interviews and background checks. Ms. Wallman was identified by this firm as a potentially suitable candidate for nomination as a Director. Ms. Wallman met with a member of the Nominating and Governance Committee and the Chief Executive Officer of the Company.

CODE OF ETHICS

    The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to Directors, officers and employees of the Company. A copy of the Code is available at the Company's Web site (www.omnicare.com).

EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS

    Non-management Directors will meet in executive sessions without management. 'Non-management' Directors are all of those Directors who are not Company employees and may include Directors, if any, who are not 'independent' by virtue of the existence of a material relationship with the Company. Executive sessions are led by a 'Presiding Director' who is chosen by the Non-management Directors at each executive session by a plurality vote of the Directors present. An executive session will be held in conjunction with the regularly scheduled Board meetings in February and August and at other times as may be determined by the Non-management Directors. If any Non-management Director is determined not to be an independent Director, then, at least annually, an executive session of only independent Directors will be held.

CONTACTING THE BOARD OF DIRECTORS

    The Board has a process by which stockholders can send communications to the Board. Stockholders can send written communications to one or more members of the Board, addressed to:

    Corporate Secretary
    Omnicare, Inc.
    100 East RiverCenter Boulevard
    Covington, Kentucky 41011

All such communications will be forwarded to the relevant Director(s) except for communications unrelated to the Company.

DIRECTOR COMPENSATION

    Each non-employee Director is paid a $30,000 annual retainer fee (payable at the Director's election in cash or restricted stock). Each non-employee Director is also granted an annual restricted stock award having a value of $100,000 that vests in one installment on the third anniversary of the date of grant. Mr. McNamara, Director Emeritus of the Company, will receive a $30,000 annual retainer fee for one year and will receive $100,000 (payable in cash), which shall be paid in full in May 2006. Mr. Hutton, the Chairman of the Board, receives a $60,000 annual Board Chairman retainer fee and an annual restricted stock award of $200,000, which also vests in one installment on the third anniversary of the date of grant. In addition, the Chairmen of the Audit and Compensation and Incentive Committees are each paid a $30,000 annual retainer fee and members of the Audit and Compensation and Incentive Committees are each paid a $15,000 annual retainer fee (in each case payable at the Director's election in cash or restricted stock that vests as described above). The Chairman of the Nominating and Governance Committee is paid a $20,000 annual retainer fee and members of the Nominating and Governance Committee are each paid a $10,000 annual retainer fee (in each case payable at the Director's election in cash or restricted stock that vests as described above). During 2003, each member of the Board of Directors was granted an annual unrestricted stock award covering 400 shares of Common Stock. During 2003, Dr. Margen received a fee of $1,000 per month for certain consulting services provided to the Company. During 2003, Mr. Erhart received an additional annual fee of $8,000. Such fee was paid in lieu of stock options granted to Directors in previous years. Mr. Erhart was a member of the Compensation and Incentive Committee of either the Company or an affiliated company on the dates of such grants and thus was ineligible to participate.

                             EXECUTIVE COMPENSATION

    The following table sets forth information concerning the compensation of the Company's most highly compensated executive officers (the 'named executives') for services to the Company and its subsidiaries during 2003, 2002 and 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                               ANNUAL COMPENSATION                 COMPENSATION
                                        ----------------------------------   -------------------------
                                                                                      AWARDS
                                                                             -------------------------
                                                                                           # OF SHARES
                                                                             RESTRICTED    UNDERLYING     ALL OTHER
 NAME AND PRINCIPAL POSITIONS    YEAR     SALARY       BONUS      OTHER(1)    STOCK(2)       OPTIONS     COMPENSATION
 ----------------------------    ----     ------       -----      --------    --------       -------     ------------
E.L. Hutton(3) ................  2003   $  267,125   $   41,125   $38,152    $   --           --          $1,598,045(4)
 Chairman of the Board           2002      318,500      231,125    38,152        392,612     200,000       1,831,571
                                 2001      389,958      316,125    38,038      1,693,998     210,000       1,154,575

J.F. Gemunder .................  2003    1,254,167    2,089,749    71,265     14,167,756     279,854         117,536(5)
 President and Chief             2002    1,133,333    2,289,407    81,991      5,500,006     555,682          97,167
 Executive Officer               2001      950,000    1,289,216    68,828      3,629,998     395,366          80,617

P.E. Keefe ....................  2003      381,583      229,178    11,117      2,681,744      50,000          26,572(5)
 Executive Vice President --     2002      363,500      354,067    13,050      1,314,263     120,000          32,316
 Operations                      2001      325,000      274,012    12,960      1,001,009     105,000          30,443

D.W. Froesel, Jr. .............  2003      377,000      278,169     6,406      2,965,121      60,000         114,474(5)
 Senior Vice President and       2002      348,500      408,114     7,527      1,177,685     120,000          91,070
 Chief Financial Officer         2001      310,000      283,092     7,485        858,002     105,000          69,799

C.D. Hodges ...................  2003      303,750      185,293     4,151      2,423,032      50,990          23,008(5)
 Senior Vice President and       2002      282,083      265,265     4,884      1,026,791     101,192          24,172
 Secretary                       2001      250,000      180,252     4,858        769,131      86,188          20,127

T.E. Bien .....................  2003      274,083      188,337     6,537      1,892,889      40,708          18,878(5)
 Senior Vice President --        2002      250,167      268,277     7,679        758,409      72,852          20,277
 Professional Services and       2001      230,000      168,247     7,628        518,105      65,872          23,888
 Purchasing

---------

(1) These amounts represent payments made to Messrs. Hutton, Gemunder, Keefe, Froesel and Bien and Ms. Hodges as required to offset the tax liability associated with premiums paid by the officers under split-dollar life insurance policies.

(2) Under the Company's stock award program, restricted shares of Common Stock were issued as incentive compensation for services rendered during 2003 to the named executives and other key employees. Restricted shares vest based on the continued service of the executive generally in seven annual installments as determined by the Compensation and Incentive Committee with a greater proportion vesting in the latter years. If the recipient's employment terminates due to death, disability or retirement under a retirement plan of the Company, or a change in control of the Company occurs, the restrictions terminate. The restrictions also terminate upon the recipient's termination without cause following the attainment of the age of 65 and at least 10 years of service with the Company. Otherwise, in the event of termination of employment, unvested shares are generally forfeited. Recipients receive dividends on the awarded shares. Restricted stock awards were granted in December 2003 and March 2004 for services rendered during 2003 as incentive compensation having a grant date value in the amount shown on the table. The number of restricted shares granted for 2003 services to the named executives was as follows: Mr. Gemunder -- 324,813 shares;
    Mr. Keefe -- 61,404 shares; Mr. Froesel -- 68,073 shares;
    Ms. Hodges -- 55,665 shares; and Mr. Bien -- 43,522 shares. As of
    December 31, 2003, the number and value of the aggregate restricted stock holdings of the named executives were: Mr. Hutton -- 404,426 shares or $16,334,766; Mr. Gemunder -- 946,131 shares or $38,214,231;
    Mr. Keefe -- 250,699 shares or $10,125,733; Mr. Froesel -- 218,078 shares or $8,808,170; Ms. Hodges -- 195,750 shares or $7,906,343; and
    Mr. Bien -- 144,056 shares or $5,818,422.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

(3) In May 2003, the Company amended its By-Laws to create the position of Chairman of the Board. Prior to May 2003, Mr. Hutton served as Chairman of the Company and was considered an executive officer of the Company. Since May 2003, Mr. Hutton has served as Chairman of the Board and is no longer an executive officer of the Company.

(4) Mr. Hutton does not participate in the Company's tax-qualified pension plans. Of this amount, $1,000,000 represents the Company's contribution under a deferred compensation arrangement, which had been designed to provide him retirement benefits comparable to other executives. Such deferred amounts accrue interest at market rates and are paid in future years. This amount also includes $368,045 paid to Mr. Hutton, which payment reflects the economic value of the benefit that would have vested in 2003 for his account if he had been eligible to participate in the Company's 2002 Supplemental Benefit Plan described below under the caption 'Supplemental Benefit Plan.' The amount disclosed also includes compensation and fees which began being paid to Mr. Hutton in May 2003 for his service as Chairman of the Board consisting of $30,000 of the annual Board Chairman retainer fee and a restricted stock award of $200,000 (or 7,388 shares) as described in footnote three. For more information on such compensation and fees, see 'Governance of the Company and Board Matters -- Director Compensation.'

(5) This amount includes the dollar value of shares of Common Stock of the Company allocated to the named executives' accounts in the Company's Employee Savings and Investment Plan (the 'S&I Plan') that are attributable to the Company's contributions to the S&I Plan. Participants are entitled to receive the fully vested shares allocated to their accounts upon death, disability, retirement or termination of employment. To the extent benefits under the S&I Plan are otherwise limited by provisions of the Internal Revenue Code of 1986, as amended, the Company's Excess Benefits Plan provides that the Company will provide from its general funds a benefit to an employee equal to the benefit which would have been provided but for the limitations of the Internal Revenue Code. The benefits shown include those provided under the Excess Benefits Plan. For 2003, the number of shares attributable to these plans and the dollar values thereof included in the table for each named executive was as follows: Mr. Gemunder -- 3,888 shares or $117,446; Mr. Keefe -- 771 shares or $24,812; Mr. Froesel -- 793 shares or $25,159; Ms. Hodges -- 651 shares or $21,296 and Mr. Bien -- 522 shares or $17,205. This column also includes (a) life insurance premiums paid by the Company (Mr. Gemunder -- $90; Mr. Keefe -- $1,760;
    Mr. Froesel -- $1,738; Ms. Hodges -- $1,712 and Mr. Bien -- $1,673) and
    (b) as to Mr. Froesel, also includes $87,577 which the Company credited to a deferred account established for him in lieu of his participation in the Company's pension plan.

STOCK OPTIONS

    The following table sets forth information regarding stock options granted to the named executives during 2003.

                             OPTION GRANTS IN 2003

                                             INDIVIDUAL GRANTS
                              ------------------------------------------------
                                           PERCENT OF
                                             TOTAL                                POTENTIAL REALIZABLE VALUE
                              NUMBER OF     OPTIONS                                AT ASSUMED ANNUAL RATES
                                SHARES     GRANTED TO                            OF STOCK PRICE APPRECIATION
                              UNDERLYING   EMPLOYEES    EXERCISE                     FOR OPTION TERM ($)
                               OPTIONS     IN FISCAL      PRICE     EXPIRATION   ----------------------------
            NAME               GRANTED        YEAR      ($/SHARE)      DATE           5%             10%
            ----               -------        ----      ---------      ----           --             ---
E.L. Hutton.................     --            -- %      $--           --         $  --          $   --

J.F. Gemunder...............   275,000(1)     33.7        41.62      12/30/13      7,198,013      18,241,179
                                 1,374(2)      0.2        25.06        2/7/13         21,654          54,876
                                 1,312(2)      0.2        26.17        5/8/13         21,593          54,721
                                 1,032(2)      0.1        33.48        8/7/13         21,729          55,066
                                 1,136(2)      0.1        36.90       11/7/13         26,362          66,807

P.E. Keefe..................    50,000(1)      6.1        41.62      12/30/13      1,308,730       3,316,578

D.W. Froesel, Jr............    60,000(1)      7.4        41.62      12/30/13      1,570,476       3,979,894

C.D. Hodges.................    50,000(1)      6.1        41.62      12/30/13      1,308,730       3,316,578
                                   284(2)      --         25.06        2/7/13          4,476          11,343
                                   270(2)      --         26.17        5/8/13          4,444          11,261
                                   214(2)      --         33.48        8/7/13          4,506          11,419
                                   222(2)      --         36.90       11/7/13          5,152          13,056

T.E. Bien...................    40,000(1)      4.9        41.62      12/30/13      1,046,984       2,653,262
                                   200(2)      --         25.06        2/7/13          3,152           7,988
                                   192(2)      --         26.17        5/8/13          3,160           8,008
                                   150(2)      --         33.48        8/7/13          3,158           8,004
                                   166(2)      --         36.90       11/7/13          3,852           9,762

---------

(1) All such options were granted on December 30, 2003, provide for the purchase of shares of Common Stock at a price equal to the fair market value on the date of grant, vest on November 30, 2004, based on the continued service of the executive, become exercisable in four equal annual installments commencing one year from the date of grant, subject to certain exceptions in the event of cessation of employment, and expire 10 years after date of grant unless previously exercised.

(2) Such options were granted on February 7, May 8, August 7 and November 7, 2003, respectively, and were granted in connection with the Company's StockPlus Plan, a broad-based stock purchase and stock option program for employees and Directors. For executive officers and Directors, option grants pursuant to the StockPlus Plan are issued out of the 1992 Long-Term Stock Incentive Plan. For all other employees, option grants pursuant to the StockPlus Plan are issued out of the 1998 Long-Term Employee Incentive Plan. These options provide for the purchase of shares of Common Stock at a price equal to the fair market value on the date of grant, become exercisable in full four years from the date of grant based on the continued service of the employee (provided the optionee has held certain related shares of Common Stock purchased under the program for a minimum of two years), and expire
    10 years from the date of grant unless previously exercised.

    The following table sets forth information regarding stock options exercised by the named executives during 2003 and the value of unexercised options held by the named executives as of December 31, 2003.

                    AGGREGATED OPTION EXERCISES IN 2003 AND
                         FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF SHARES
                                                            UNDERLYING               VALUE OF UNEXERCISED
                        NUMBER OF                     UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                         SHARES                           FISCAL YEAR-END             FISCAL YEAR-END ($)
                       ACQUIRED ON      VALUE       ---------------------------   ---------------------------
        NAME            EXERCISE     REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        ----            --------     ------------   -----------   -------------   -----------   -------------
E.L. Hutton..........    271,153      $5,771,536       546,062       318,750      $ 8,249,737    $ 5,683,303
J.F. Gemunder........    348,000       7,502,120     2,286,250       983,082       49,653,030     11,804,345
P.E. Keefe...........    237,750       4,246,044       163,250       217,500        1,778,618      2,878,388
D.W. Froesel, Jr. ...    194,000       3,425,801       137,250       223,750        1,569,167      2,789,034
C.D. Hodges..........    197,888       3,797,491       182,875       189,044        2,688,675      2,365,559
T.E. Bien............    129,750       1,994,155        56,250       140,696          578,448      1,710,987

PENSION PLAN

    The Company has a pension plan in which the named executives, other than Mr. Froesel and Mr. Hutton, participate. Retirement benefits under the pension plan are calculated on the basis of the executive's compensation during the highest consecutive 60-month period during the executive's last 120 months of employment ('Final Average Compensation') and years of service. Benefits payable under the pension plan are reduced for payments under a prior Company pension plan and are partially reduced for social security benefits. The following table shows the estimated maximum annual retirement benefits that would be payable at normal retirement (age 65) under the pension plan at selected compensation levels after various years of service. Amounts are shown on a 10-year certain and life form, after the applicable reduction for social security benefits.

                               PENSION PLAN TABLE

        FINAL AVERAGE
       COMPENSATION(1)                                          YEARS OF SERVICE (2)
       ---------------         --------------------------------------------------------------------------------------
                                  10          15           20           25           30           35           40
                                  --          --           --           --           --           --           --
  $600,000...................  $ 84,313   $  128,021   $  171,435   $  214,295   $  257,154   $  302,154   $  347,154
   800,000...................   114,313      173,021      231,435      289,295      347,154      407,154      467,154
 1,000,000...................   144,313      218,021      291,435      364,295      437,154      512,154      587,154
 1,500,000...................   219,313      330,521      441,435      551,795      662,154      774,654      887,154
 2,000,000...................   294,313      443,021      591,435      739,295      887,154    1,037,154    1,187,154
 3,000,000...................   444,313      668,021      891,435    1,114,295    1,337,154    1,562,154    1,787,154
 4,000,000...................   594,313      893,021    1,191,435    1,489,295    1,787,154    2,087,154    2,387,154
 5,000,000...................   744,313    1,118,021    1,491,435    1,864,295    2,237,154    2,612,154    2,987,154

        FINAL AVERAGE
       COMPENSATION(1)          YEARS OF SERVICE (2)
       ---------------         -----------------------
                                   45           50
                                   --           --
  $600,000...................  $  392,154   $  437,154
   800,000...................     527,154      587,154
 1,000,000...................     662,154      737,154
 1,500,000...................     999,654    1,112,154
 2,000,000...................   1,337,154    1,487,154
 3,000,000...................   2,012,154    2,237,154
 4,000,000...................   2,687,154    2,987,154
 5,000,000...................   3,362,154    3,737,154

---------

(1) For purposes of the pension plan, such Final Average Compensation generally includes base salary and incentive compensation, which for the named executives are set forth in the 'Salary' and 'Bonus' columns of the Summary Compensation Table for 2001 through 2003, as well as the value of stock awards vesting during each year. As of December 31, 2003, Final Average Compensation for Messrs. Gemunder, Keefe and Bien and Ms. Hodges was $3,931,843, $1,128,711, $639,245 and $827,155, respectively.

(2) As of December 31, 2003, Messrs. Gemunder, Keefe and Bien and Ms. Hodges had 40, 23, 11 and 24 years of service, respectively.

SUPPLEMENTAL BENEFIT PLAN

    The Company's 2002 Supplemental Benefit Plan provides for a fixed annual benefit, payable in the form of a straight life annuity, to each of the named executives, commencing at the later of the participant's 65th birthday or seven years of credited service after January 1, 2001. The annual benefit for each named executive, assuming seven years of credited service, is:
Mr. Gemunder -- $287,298; Mr. Keefe -- $91,415; Mr. Froesel -- $160,113;
Mr. Bien -- $28,072 and Ms. Hodges -- $100,940. The annual benefit would be reduced by approximately 14.29% for each year of service less than seven. At December 31, 2003, each named executive had three years of credited service under the plan.

EMPLOYMENT AGREEMENTS

    Mr. Gemunder. The Company entered into an employment agreement with Mr. Gemunder in August 1988. The agreement, as amended, is currently effective through August 3, 2009. The agreement has generally been extended annually by one year. The agreement provides that Mr. Gemunder's compensation may be increased annually by the Company and that he is entitled to receive annual incentive compensation and bonuses as determined by the Board, as well as participate in benefit programs and receive certain fringe benefits.
Mr. Gemunder's continued nomination to the Board during his employment is provided for in the agreement. The agreement provides that if Mr. Gemunder is terminated without cause, the Company will pay him monthly severance payments at an annual rate equal to 150% of the sum of (i) his then-current base salary,
(ii) his annual incentive bonus most recently paid or approved to be paid in respect of the previous year and (iii) the fair market value of all of his stock awards that have vested during the 12 months prior to the termination. Such payments will be made for the remaining term of the agreement. Under the agreement, Mr. Gemunder may voluntarily terminate his employment within 120 days after a change of control and such termination will be treated as without cause (each as defined in the agreement). To the extent that any payment to Mr. Gemunder would be subject to excise taxes under Section 4999 of the Internal Revenue Code, he will receive 'gross-up' payments to make him whole with respect to such taxes.

    Other employment agreements. The Company has entered into employment agreements with each of Messrs. Keefe, Froesel and Bien and Ms. Hodges. The employment agreement of Ms. Hodges is currently effective through August 3, 2009 and the employment agreement of Mr. Keefe is currently effective through May 31, 2009. Each of these agreements has generally been extended annually by one year. Mr. Froesel's employment agreement is currently effective through March 3, 2005 and Mr. Bien's employment agreement is currently effective through May 31, 2005, following which Messrs. Froesel and Bien's employment agreements will be automatically extended for successive three-year terms unless either party provides prior written notice of non-renewal. The agreements of Mr. Keefe and Ms. Hodges provide that each executive's current base compensation may be increased by the Company. Mr. Froesel's agreement provides that his base salary may be adjusted at the Company's discretion. Messrs. Keefe, Froesel and Bien and Ms. Hodges are entitled to participate in incentive compensation and bonus programs generally available to executives of the Company. Each executive is entitled to participate in benefit programs and receive fringe benefits generally available to executives of the Company.

    The employment agreements of Mr. Keefe and Ms. Hodges provide that if the executive is terminated without cause (as defined in the agreements), including, among other things, the Company's continuing material breach of the agreement, a material reduction in responsibilities, and, following a change of control (as defined in the agreements), assignment to the executive of duties inconsistent with his/her position or a relocation of the Company's offices, the Company will pay the executive monthly severance payments at an annual rate equal to 150%, in the case of Ms. Hodges, and 100%, in the case of Mr. Keefe, of the sum of
(i) his/her then-current base salary; (ii) his/her annual incentive bonus most recently paid or approved to be paid in respect of the previous year; and
(iii) the fair market value of all of his/her stock awards that have vested during the 12 months prior to the termination. These payments will be made for the remaining terms of the agreements. Mr. Froesel's agreement provides that if he is terminated without cause (as defined in the agreement), then the Company will pay Mr. Froesel his then-current base salary for two years and any restricted stock, stock options and rabbi trust contributions will immediately vest. If the Company terminates Mr. Froesel upon a change of control

(as defined in the agreement), Mr. Froesel will be entitled to receive his base salary and cash bonus for the remaining term of the agreement plus two years, and any restricted stock, stock options and rabbi trust contributions will immediately vest. Mr. Bien's agreement provides that if he is terminated without cause (as defined in the agreement), then the Company will pay Mr. Bien his then current base salary for the remainder of the term of the agreement or for 18 months, whichever is greater, and bonus based on the most recent full year bonus paid. The employment agreements of Messrs. Froesel, Keefe and Bien and Ms. Hodges provide that the executives may voluntarily terminate employment within 120 days after a change of control and that such termination will be treated as without cause, resulting in the payments described above.

    Each employment agreement also provides that to the extent any payment to the executive would be subject to excise taxes under Section 4999 of the Internal Revenue Code, the executive will receive 'gross-up' payments to make them whole with respect to such taxes.

    Upon a change of control, the Company is required to continue to make premium payments under split-dollar life insurance arrangements with Messrs. Gemunder, Keefe, Froesel and Bien and Ms. Hodges until the end of the term of his/her employment agreement, and is required to make a contribution to a rabbi trust in an amount equal to the present value of the company's premium payment obligations until the executive reaches age 65 (or, in the case of Mr. Gemunder, age 69 and, in the case of Mr. Hutton, until March 1, 2005). In addition, Mr. Gemunder may, during his employment or following any termination due to disability or without cause, elect to (i) convert an existing key-man life insurance policy covering him into an insurance arrangement substantially equivalent to a split-dollar life insurance arrangement for his benefit and
(ii) purchase from the Company certain other existing key-man life insurance policies covering him at a purchase price equal to the then-current cash value of such policies. These rights are conditioned upon the Compensation and Incentive Committee's prior approval. Pursuant to the terms of the Company's equity incentive plans, all stock options, restricted stock and other equity awards will become fully vested upon a change of control. Pursuant to the Company's Excess Benefit Plan and 2002 Supplemental Benefit Plan, all benefits become fully vested upon a change of control.

                    REPORT OF THE COMPENSATION AND INCENTIVE
                      COMMITTEE ON EXECUTIVE COMPENSATION

    The Company believes that executive compensation should be directly and materially linked to the financial and operating performance of the Company and increases in stockholder value. The Company's executive compensation program includes base salary, annual incentive compensation, and long-term incentive compensation (in the form of stock options and restricted stock awards) and various benefit plans (including pension plans, savings plans and medical benefits generally available to salaried employees of the Company).

    The executive compensation program is administered by the Compensation and Incentive Committee of the Board of Directors. The Committee is comprised solely of independent Directors. In 2003, the Committee was responsible for the review, approval and recommendation to the Board of Directors of matters concerning base salary, annual cash incentive compensation and benefits for key executives of the Company. Recommendations made by the Committee required the approval of the full Board. The Committee also administered the Company's stock incentive plan under which it reviewed and made grants of stock options and restricted stock awards. Pursuant to the new Charter of the Compensation and Incentive Committee, which is effective as of the date of the Annual Meeting, the Committee is responsible for the approval of the Chief Executive Officer's annual base salary level, annual incentive compensation, long-term incentive compensation, including equity incentives and special or supplemental benefits and any action so taken by the Committee is not subject to the full Board's approval. With respect to executive officers other than the Chief Executive Officer, the Committee is responsible for reviewing the recommendations of the Chief Executive Officer with respect to their annual base salary level, annual incentive compensation, long-term incentive compensation, including equity incentives and special or supplemental benefits and any action so taken by the Committee is not subject to the full Board's approval. The Committee has full and final authority in connection with the administration of all plans of the Company under which Common Stock or other equity securities of the Company may be issued to Directors or executive officers, except as they apply to members of the Committee, in which case the full Board is responsible for making the necessary determinations.

BASE SALARY AND ANNUAL INCENTIVE OPPORTUNITY

    In determining base salary levels, the Committee considers the executive's responsibilities, experience, performance and specific issues particular to the Company. The Committee also considers the compensation practices and performances of other companies that are likely to compete with the Company for executive talent. In general, base salaries are set at levels believed by the Committee to be sufficient to attract and retain qualified executives when considered with other components of the Company's compensation program. In making these determinations, the Committee also considers the data supplied by, and the advice of, outside consultants.

    Annual incentive compensation provides a direct financial incentive to executives, in the form of an annual bonus, to achieve their business unit's and the Company's annual goals. The Committee believes that bonuses as a percentage of an executive's salary should be sufficiently high to provide a major incentive for achieving annual performance targets.

    At the beginning of each fiscal year, financial and operational goals are established, which generally take into account such measures of performance as sales and earnings growth, profitability, cash flow and return on investment. Non-financial measures of performance used by the Committee in determining the annual cash bonus award include organizational development, product or service expansion and strategic positioning of the Company's assets. Specific relative weights are not assigned to each performance factor, since the relative importance of each factor varies depending upon the executive's specific job responsibilities. Instead, each individual compensation decision is made on a case-by-case basis and will ultimately depend upon the judgment of the Committee. However, when determining the annual bonus of the executive officers listed in the Summary Compensation Table (the 'named executives'), the Committee acts within the parameters provided for in the Annual Incentive Plan for Senior Executives, approved by stockholders on May 20, 1996 and re-approved on May 21, 2001. Under that plan, the amount of the annual cash bonus for 2003 was dependent on the Company's pre-tax income for 2003, before adjustments for the cumulative effect of accounting changes and special charges, reaching certain target levels established at the beginning of the year.

LONG-TERM INCENTIVE COMPENSATION

    The stock option and restricted stock program forms the basis of the Company's long-term incentive plan for executives. This program seeks to align executive and long-term stockholder interests by creating a strong and direct link between executive compensation and stockholder return.

    Stock options and restricted stock awards are granted annually and are generally the primary incentive for long-term performance. Stock options are granted at or above fair market value and generally become exercisable over four years; and restricted stock awards have vesting restrictions based on continued employment that generally lapse over seven-year periods, with the greater portion vesting in the latter years. Both the amounts of restricted stock awards and the proportion of stock options increase as a function of higher salary and position of responsibility within the Company.

    For the named executives, the restricted share awards for 2003 under the 1992 Long-Term Stock Incentive Plan were dependent upon the growth of the Company's earnings per share, before the cumulative effect of accounting changes and special charges, for fiscal year 2003 meeting certain thresholds established at the beginning of the year.

POLICY ON DEDUCTIBILITY OF COMPENSATION

    Section 162(m) of the Internal Revenue Code limits to $1,000,000 the amount that may be deducted by a publicly held company for compensation paid each year to each of its five most highly paid executive officers. Section 162(m) excludes compensation from the $1,000,000 limit if it is paid under specified conditions, including that the compensation qualifies as 'performance-based compensation' under Section 162(m). The Annual Incentive Plan for Senior Executive Officers, approved by stockholders on May 20, 1996 (and re-approved on May 21, 2001), and amendments to the 1992 Long-

Term Stock Incentive Plan, approved by stockholders on May 18, 1997 (and re-approved on May 20, 2002), brought the plans into compliance with Section 162(m) relating to performance-based compensation. The Company's proposed 2004 Stock and Incentive Plan would also comply under Section 162(m) to permit the award of performance-based compensation, assuming approval by stockholders. The Committee's present intention is to comply in the future with Section 162(m) except to the extent the Committee believes that such compliance would not be in the best interests of the Company and its stockholders.

STOCK OWNERSHIP GUIDELINES

    Historically, the Company has encouraged the ownership of stock of the Company in a number of ways. For example, a broad group of employees, including all members of senior management, are paid a significant portion of their annual incentive compensation in the form of restricted stock. In addition, periodic stock option grants are made to key employees, including senior management. Non-employee Directors of the Company are paid a substantial portion of their Director compensation in the form of restricted stock with the option to receive all such fees in Omnicare stock, and all Directors receive annual unrestricted stock awards. All employees of the Company are provided the opportunity to own Company stock through various benefit programs, such as the Company's S&I Plan and the Omnicare StockPlus Plan, a broad-based stock purchase and stock option program for employees and Directors. For executive officers and Directors, option grants pursuant to the StockPlus Plan are issued out of the 1992 Long-Term Stock Incentive Plan. For all other employees, option grants pursuant to the StockPlus Plan are issued out of the 1998 Long-Term Employee Incentive Plan.

    In order to further encourage executive stock ownership, the Company adopted stock ownership guidelines in February 2002 to encourage each executive to achieve and maintain an appropriate ownership stake in the Company. The ownership levels are based on a multiple of base salary, ranging from a goal of five times base salary for the President and Chief Executive Officer and from one to three and one-half times for other officers. Messrs. Gemunder, Keefe, Froesel and Bien and Ms. Hodges have met the established guidelines. Until an executive has reached his or her target ownership, he or she will be required to hold 50%, in the case of officers other than vice presidents, and 20%, in the case of vice presidents, of the after-tax number of shares acquired by the executive upon the exercise of stock options or the vesting of restricted stock awards.

COMPENSATION OF THE COMPANY'S PRESIDENT AND CHIEF EXECUTIVE OFFICER

    In determining Mr. Gemunder's overall compensation and each component thereof, the Compensation and Incentive Committee took into consideration the advice of Compensation Strategies, Inc., independent professional compensation consultants, and the financial measures cited above. Mr. Gemunder's salary was increased to $1,400,000 on August 1, 2003 from the $1,150,000 that had been his base salary since February 1, 2002. This increase was based on the Committee's evaluation of the above-mentioned factors as well as its assessment of Mr. Gemunder's performance, which assessment placed him in the upper range of industry peers. These factors were taken into account in setting Mr. Gemunder's new base salary level versus a survey of market compensation by Compensation Strategies, Inc.

    In determining incentive compensation for the Company's executives, including Mr. Gemunder, the Committee reviewed the reports and recommendations of Compensation Strategies, Inc. as well as the Company's performance, particularly in view of the significant accomplishments of 2003. During the year, two strategically important acquisitions, NCS Healthcare, the Company's largest institutional pharmacy acquisition in its history, and SunScript Pharmacy Corporation were consummated. Both acquisitions were completed at attractive valuations and, together, increased the size of the Company by more than 30%. Moreover, by year-end 2003, the successful integration of these acquisitions was largely complete, allowing the Company to realize the anticipated cost synergies and benefits of these transactions. As a result, the Company achieved a 33% increase in sales to a record $3.5 billion, a 54% increase in net income to $194.4 million and a 45% increase in diluted earnings per share to $1.93. It should be noted that results for 2003 included a special charge of $7.9 million after taxes related to the redemption of the Company's 5% convertible subordinated debentures and results for the year 2002 included restructuring charges of $14.4 million after taxes related to the second phase of the Company's productivity and consolidation initiative, completed in September 2002. Excluding these special items, adjusted net income increased 44% to $202.2 million and adjusted earnings per share rose 36% to $2.01. Operating cash flow of $169.5 million included fourth quarter pre-buys of $86.1 million. Excluding such pre-buy activity, operating cash flow also reached an all-time high of $255.5 million.

    In addition, a major refinancing was successfully completed raising $1.5 billion in new capital and borrowing capacity. The financing, while serving in part to fund the Company's acquisition activity on a long-term basis, enhanced the Company's capital structure, extended its debt maturities, expanded the equity basis in a non-dilutive manner and maintained the Company's positive credit ratings. In addition to the significant strategic and operational achievements and record financial results in 2003, the Company's stock price increased nearly 70%, outperforming all major market indices and creating substantial value for stockholders in 2003.

    In determining Mr. Gemunder's incentive compensation, the Committee considered the Company's strong performance on an absolute basis and in relation to its competitors, as well as the advice of its consultants on the benefits of shifting incentive compensation for the Company's executives more toward equity-based compensation, particularly restricted stock awards, to provide significant incentives for the achievement of the long-term goals of the Company.

    Annual performance not only drives the payout of the Annual Incentive Plan but it also is used, in part, in determining the size of the long-term incentive grants of stock options and restricted stock awards. Given the Company's strong results in 2003, the Committee acknowledged that the performance objectives it had set pursuant to section 162(m) of the Code had been achieved under both the Annual Incentive Plan as well as the 1992 Long-Term Stock Incentive Plan.

    Recognizing the success the Company achieved under Mr. Gemunder's leadership in 2003, the Committee recommended a significant increase in his overall incentive compensation, as well as a substantial shift toward longer term equity-based incentive compensation. The Committee also determined, after considering the advice of its advisors, to significantly reduce the Company's utilization of stock options and to use restricted stock with a seven-year staggered vesting schedule as the main driver of the Company's 2003 incentive compensation program. Accordingly, the Committee, with the advice of Compensation Strategies Inc., developed a strategic shift in the overall mix of cash, stock options and restricted stock and awarded Mr. Gemunder, along with the other senior executives of the Company, a substantial increase in restricted stock with a staggered seven-year vesting schedule. The Committee recommended a cash bonus for Mr. Gemunder of $2.1 million for 2003 services as compared with the cash bonus of $2.3 million paid in respect of 2002 services. Stock options granted to Mr. Gemunder in 2003 totaled 279,854 shares, versus the 555,682 shares granted to him in 2002 (all at fair market value on date of grant.) Using the Black-Scholes method of stock option valuation, the Committee noted that this decrease in the number of options in 2003 had, on the date of grant, a value foregone to Mr. Gemunder of $6.1 million. After taking this into account, as well as the factors mentioned above, the Committee concluded that seven-year restricted stock awards in the aggregate amount of 324,813 shares, or $14.2 million, for 2003 services, as compared with a seven-year restricted stock award in the aggregate amount of 217,822 shares, or $5.5 million, granted to him in respect of 2002 services, was merited. Such restricted stock awards vest over a staggered, seven-year period with the greater proportion of the awards vesting in the latter years. Taking into account all three elements of Mr. Gemunder's incentive compensation, the Committee determined that the total incentive compensation granted to him in respect of 2003 services, on a net basis, was appropriate given that the year 2003 had been one of the strongest in the Company's history and that the compensation mix was specifically designed to keep Mr. Gemunder's long-term incentive compensation aligned with the interests of the Company's stockholders. Compensation Strategies, Inc. concluded that Mr. Gemunder's overall compensation for 2003 services was representative of the marketplace in view of the Company's strong financial and operational performance.

    The Committee believes that it is key to the Company's success that it motivate and reward Mr. Gemunder for increasing top and bottom line results and for developing and implementing a business and financial strategy that will promote growth and enhance stockholder value. The Committee believes
Mr. Gemunder's 2003 compensation program meets these objectives.

The Compensation and Incentive Committee:

    Sheldon Margen, M.D., Chairman
    Charles H. Erhart, Jr.
    Andrea R. Lindell, DNSc, RN

COMPENSATION AND INCENTIVE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Hutton, the current Chairman of the Board and former Chairman of the Company, and Mr. Gemunder, the President, Chief Executive Officer and a Director of the Company, are Directors of Roto-Rooter. In addition, Mr. Erhart, a member of the Compensation and Incentive Committee, is a Director of Roto-Rooter and serves on Roto-Rooter's Audit Committee, Executive Committee, Nominating and Governance Committee and Compensation and Incentive Committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Joel F. Gemunder is the President, Chief Executive Officer and a Director of the Company. Mr. Gemunder's son, David A. Gemunder, is a shareholder in the law firm of Fowler White Boggs Banker. In 2003, the Company paid $562,825 to Fowler White Boggs Banker for legal services the firm performed for the Company.

    Sandra E. Laney is a Director of the Company. Ms. Laney's spouse, D. Michael Laney, is Vice President -- Management Information Systems of the Company. For services rendered in 2003 and pursuant to his employment agreement with the Company, the Company paid Mr. Laney $197,083 as salary and $20,418 in bonus and, under the Company's stock award program, awarded him 9,841 shares of restricted Common Stock with a dollar value of $435,140, which shares vest over seven years with the greater portion vesting in the latter years. Mr. Laney receives dividends on the awarded restricted shares. In addition, in 2003, the Company granted Mr. Laney options to purchase 10,640 shares of Common Stock of the Company at an average exercise price of $40.75 per share under the Company's 1998 Long-Term Employee Incentive Plan. The options are for a term of 10 years and become exercisable ratably over four years, in the case of 9,860 of such options, and become exercisable in full after four years, in the case of 780 of such options. Mr. Laney is also a participant in the Company's S&I Plan and, as such, was credited with a Company contribution of 159 shares of the Company's Common Stock with a dollar value of $5,620 for 2003. Mr. Laney participates in the Company's split-dollar insurance program. For 2003, the present value of future benefits derived from premium payments made by the Company for the benefit of Mr. Laney under the split-dollar program, which provides for refund of premiums to the Company upon termination of the policy, was $3,904. The Company paid life insurance premiums of $745 for Mr. Laney in 2003. Mr. Laney also participates in the Company's 2002 Supplemental Benefit Plan described at 'Executive Compensation -- Supplemental Benefit Plan.' His annual benefit under the plan, assuming seven years of credited service, is $12,545.

                         COMPARATIVE STOCK PERFORMANCE

    The following graph compares the cumulative total return for the last five years on a $100 investment (assuming dividend reinvestment) on December 31, 1998 in each of the Common Stock of the Company, the Standard & Poor's 500 Stock Index and the OCR Peer Group Index.

                                [OMNICARE GRAPH]

                                                                 DECEMBER 31,
                                             ----------------------------------------------------
                                             1998    1999      2000      2001     2002     2003
                                             ----    ----      ----      ----     ----     ----
Omnicare, Inc..............................  $100   $ 34.74   $ 63.03   $72.81   $70.01   $119.01
S&P 500 100................................   100    121.05    110.02    96.95    75.52     97.19
OCR Peer Group.............................   100     46.39     81.37    99.79    80.28    105.49

    The OCR Peer Group Index includes the following companies: AmerisourceBergen Corporation, Beverly Enterprises Inc., Genesis Health Ventures Inc. (until December 1, 2003 and Neighborcare, Inc. thereafter), Manor Care, Inc., Parexel International Corp., Pharmaceutical Product Development Inc., PSS World Medical Inc., and Sunrise Senior Living Inc. The total return calculations reflected in the foregoing graph were performed by Zacks Investment Research, Inc.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of December 31, 2003, based on public filings with the SEC, with respect to the only person known to the Company to beneficially own more than 5% of the shares of its Common Stock:

                                                              NUMBER OF SHARES
                          NAME AND                               AND NATURE
                         ADDRESS OF                            OF BENEFICIAL     PERCENT OF
                      BENEFICIAL OWNER                          OWNERSHIP(a)      CLASS(a)
                      ----------------                          ------------      --------
T. Rowe Price Associates, Inc.
  100 E. Pratt Street
  Baltimore, MD 21202.......................................     12,241,360(b)      11.9%

---------

 (a) Under applicable SEC regulations, shares are treated as 'beneficially owned' if a person has or shares voting or dispositive power with respect to the shares or has a right to acquire the shares within 60 days of December 31, 2003. Unless otherwise indicated, sole voting power and sole dispositive power are exercised by the named person. In calculating 'Percent of Class' for a person, shares which may be acquired by the person within such 60-day period are treated as owned by the person and as outstanding shares.

 (b) According to its public filings with the SEC, T. Rowe Price Associates, Inc. ('Price Associates') is an investment adviser that has sole dispositive power with respect to 12,241,360 shares and sole voting power with respect to 2,275,090 shares, and neither shared voting nor shared dispositive power with respect to any of the shares. These securities are owned by various individual and institutional investors for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
                                 --------------

    The following table sets forth information as of March 31, 2004, with respect to the shares of Common Stock beneficially owned by each of the nominees and Directors, each of the named executives, and all Directors and executive officers of the Company as a group:

                                                              NUMBER OF SHARES
                                                               AND NATURE OF     PERCENT OF
                    INDIVIDUAL OR GROUP                          OWNERSHIP       CLASS(a)(b)
                    -------------------                          ---------       -----------
E.L. Hutton.................................................       390,850(c)
                                                                   509,812(d)
                                                                     3,408(e)
J.F. Gemunder...............................................     1,665,026(c)        3.9%
                                                                 2,505,000(d)
                                                                    11,228(f)
T.E. Bien...................................................       193,512(c)
                                                                    85,500(d)
C.H. Erhart, Jr.............................................        34,658(c)
D.W. Froesel, Jr............................................       303,387(c)
                                                                   188,500(d)
C.D. Hodges.................................................       364,010(c)
                                                                   225,375(d)
P.E. Keefe..................................................       361,115(c)
                                                                   218,250(d)
S.E. Laney..................................................        98,014(c)
                                                                   105,116(d)
A.R. Lindell, DNSc, RN......................................         9,506(c)
S. Margen, M.D..............................................        28,891(c)
J.H. Timoney................................................        16,365(c)

                                                  (table continued on next page)

(table continued from previous page)

                                                              NUMBER OF SHARES
                                                               AND NATURE OF     PERCENT OF
                    INDIVIDUAL OR GROUP                          OWNERSHIP       CLASS(a)(b)
                    -------------------                          ---------       -----------
A. Wallman..................................................            --
All Directors, nominees, and executive officers as a group       3,465,064(c)        6.8%
  (12 persons)..............................................     3,837,553(d)
                                                                     3,408(e)
                                                                    11,228(f)

---------

 (a) Under applicable SEC regulations, shares are treated as 'beneficially owned' if a person has or shares voting or dispositive power with respect to those shares or has a right to acquire the shares within 60 days of March 31, 2004. Unless otherwise indicated, sole voting power and sole dispositive power are exercised by the named person. In calculating 'Percent of Class' for a person, shares which may be acquired within such 60-day period are treated as owned by the person and as outstanding shares.

 (b) Percent of Class is not shown if less than 1%.

 (c) Shares held in individual capacity (or together with a member of his or her household) as to which such person has voting and dispositive power (and includes shares allocated as of December 31, 2003 to the account of each named person or member of the group under the Company's Employees' Savings and Investment Plan and its StockPlus Plan).

 (d) Shares subject to outstanding options exercisable within 60 days from March 31, 2004.

 (e) Mr. Hutton is a trustee of the E.L. Hutton Foundation, which holds 3,408 shares of Common Stock over which he holds both voting and dispositive power.

 (f) Mr. Gemunder is a trustee of the Joel F. Gemunder Foundation, which holds 11,228 shares of Common Stock over which he holds both voting and dispositive power.

               PROPOSAL TO APPROVE 2004 STOCK AND INCENTIVE PLAN

    The Board of Directors has adopted the Company's 2004 Stock and Incentive Plan (the 'Plan'), subject to stockholder approval, to provide for the award of equity-based and other incentive compensation to employees, officers, directors, consultants and advisors of the Company. The Plan provides for the award of stock options, stock appreciation rights, restricted stock, stock units, stock awards and performance awards. The Plan will allow the Company to make awards that qualify as 'performance-based compensation' under Section 162(m) of the Internal Revenue Code (the 'Code').

    If the Plan is approved by the Company's stockholders, it will replace the Company's 1992 Long-Term Stock Incentive Plan (the '1992 Plan'). In accordance with revised rules of the New York Stock Exchange for equity compensation plans, the 1992 Plan will expire for purposes of granting new awards after the date of the Annual Meeting. The 1992 Plan, as previously approved by stockholders, has a formula for re-determining each year the maximum number of shares of Common Stock that may be subject to awards that may be issued. For more information, see footnote (c) to the table provided under the caption 'Equity Compensation Plans.' Under the revised New York Stock Exchange rules, this formula will no longer be operative. The shares of Common Stock that remain authorized for issuance under the 1992 Plan as of the Annual Meeting date will be included in the shares authorized for issuance under the Plan, subject to stockholder approval. In addition, the Board of Directors has determined that, if stockholder approval of the Plan is obtained, it will cease issuing awards under the Company's 1995 Premium-Priced Stock Option Plan (the '1995 Plan'), the Company's 1998 Long-Term Employee Incentive Plan (the '1998 Plan') and the Company's Director Stock Plan for Members of the Compensation and Incentive Committee (the 'Director Plan'), and that the shares of Common Stock that remain authorized for issuance under these plans as of the Annual Meeting date will be included in the shares authorized for issuance under the Plan, subject to stockholder approval. If stockholder approval of the Plan is not obtained, the Company may continue to grant awards from the shares currently authorized for issuance under the 1995 Plan, the 1998 Plan and the Director Plan. However, the officers of the Company are not eligible to participate in either the 1998 Plan or the Director Plan and the 1995 Plan has 12,450 shares remaining that may be granted only as stock options.

    The following is a summary of the material terms of the Plan. This summary is qualified by reference to the full text of the Plan, which is attached hereto as Appendix B.

DESCRIPTION OF THE PLAN

    Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders by attracting, retaining and motivating key personnel of the Company upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, and to encourage and enable such persons to acquire a proprietary interest in the Company by ownership of its stock.

    Reservation of Shares. Subject to stockholder approval at the Annual Meeting, a total of 10,000,000 shares of Common Stock may be issued and sold under the Plan. Of this amount, 5,066,643 unissued shares have previously been authorized for issuance under the 1992 Plan, the 1995 Plan, the 1998 Plan and the Director Plan, and upon effectiveness of the Plan, such unissued shares will be issuable under the Plan instead of the 1992 Plan, the 1995 Plan, the 1998 Plan or the Director Plan, as the case may be. Shares of Common Stock issued and sold under the Plan may be either authorized but unissued shares or shares held in the Company's treasury. To the extent that any award payable in shares of Common Stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, the shares of Common Stock covered thereby will no longer be charged against the foregoing maximum share limitations and may again be made subject to awards under the Plan. In addition, any shares of Common Stock exchanged by a participant or withheld from a participant as full or partial payment to the Company of the exercise price or the tax withholding upon exercise or payment of an award will be returned to the number of shares of Common Stock available for issuance under the Plan. Any awards settled in cash will not be counted against the share limitations under the Plan. In the event of recapitalizations, reclassifications or other specified events affecting the Company or the shares of Common Stock, appropriate and equitable adjustments may be made to the number and kind of shares of Common Stock available for grant, as well as to other maximum limitations under the Plan, and the number and kind of shares of Common Stock or other rights and prices under outstanding awards.

    Administration. The Plan is administered by the Compensation and Incentive Committee (the 'Committee') of the Board of Directors. The Committee shall, to the extent deemed necessary or advisable by the Board, be constituted so each committee member will satisfy the requirements for (i) an 'independent director' under rules adopted by the New York Stock Exchange, (ii) a 'non-employee director' for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and (iii) an 'outside director' under Section 162(m) of the Code. Subject to the limitations set forth in the Plan, the Committee has the authority to determine the persons to whom awards are granted, the types of awards to be granted, the time at which awards will be granted, the number of shares of Common Stock, units or other rights subject to each award, the exercise, base or purchase price of an award, the time or times at which the award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an award, and the duration of the award. Subject to the terms of the Plan, the Committee shall have the authority to amend the terms of an award in any manner that is permitted by the Plan for the grant of an award, provided that no such action shall adversely effect the rights of a participant with respect to an outstanding award without the participant's consent. In administering the Plan, the Committee will act in accordance with its authority under the Charter of the Compensation and Incentive Committee, as in effect from time to time.

    Eligibility. Awards under the Plan may be granted to any current or prospective employee, officer, director, consultant or advisor of the Company or any of its subsidiaries. Recipients of awards will be selected from time to time by the Committee in its sole discretion.

    Stock Options. Stock options granted under the Plan may be issued as either incentive stock options (within the meaning of Section 422 of the Code), or as non-qualified options. The exercise price of an option will be determined by the Committee, provided that the exercise price per share will not be less than the fair market value of a share of Common Stock on the date of the grant of the option. The Committee will determine the vesting and/or exercisability requirements and the term of exercise of each option, including the effect of termination of employment or service of a participant. The maximum term of a stock option will be ten years from the date of grant. To exercise an option, the participant must pay the exercise price, subject to specified conditions, (i) in cash, (ii) in shares of Common Stock that have been held for at least six months, (iii) through an open-market broker-assisted transaction, (iv) by combination of any of the above methods, or
(v) by such other method approved by the Committee, and must pay any required tax withholding amounts. For purposes of section 422 of the Code, the maximum value of shares of Common Stock (determined at the time of grant) that may be subject to incentive stock options that become exercisable by an employee in any one year is limited to $100,000. For purposes of Section 162(m) of the Code, the maximum number of shares of Common Stock that may be covered under options granted under the Plan to any participant in any calendar year is 2,000,000 shares of Common Stock. The Plan prohibits 'repricing' or the cancellation, substitution or amendment of an option for the purpose of reducing the exercise price of a previously granted option, except for equitable adjustments for changes in the Company's corporate structure, as described above. In addition, the Plan does not permit the granting of automatic 'reload' stock options.

    Stock Appreciation Rights. A stock appreciation right may be granted either in tandem with an option or without a related option. A stock appreciation right entitles the participant, upon exercise, to receive a payment based on the excess of the fair market value of a share of Common Stock on the date of exercise over the base price of the right, multiplied by the number of shares of Common Stock as to which the right is being exercised. The base price may not be less than the fair market value of a share of Common Stock on the date of grant. The Committee will determine the vesting requirements and the term of exercise of each stock appreciation right, including the effect of termination of employment or service of a participant. The maximum term of a stock appreciation right will be ten years from the date of grant. For purposes of Section 162(m) of the Code, the maximum number of shares of Common Stock that may be subject to stock appreciation rights granted under the Plan to any participant during any calendar year is 2,000,000 shares of Common Stock. Stock appreciation rights may be payable in cash or in shares of Common Stock or in a combination of both. The Plan prohibits 'repricing' and 'reload' of stock appreciation rights, as described above for stock options.

    Restricted Stock Awards. A restricted stock award represents shares of Common Stock that are issued subject to restrictions on transfer and vesting requirements as determined by the Committee. Vesting requirements may be based on the continued employment of the participant for specified time periods and on the attainment of specified business performance goals established by the Committee. Subject to the transfer restrictions and vesting requirements of the award, the participant will have the rights of a stockholder of the Company, including all voting and dividend rights, during the restriction period, unless the Committee determines otherwise at the time of the grant. For purposes of
Section 162(m) of the Code, the maximum number of shares of Common Stock that may be subject to restricted stock awards granted under the Plan to any participant during any calendar year is 1,000,000 shares of Common Stock.

    Stock Units. An award of stock units provides the participant the right to receive a payment based on the value of a share of Common Stock. Stock units may be subject to vesting requirements, restrictions and conditions to payment as the Committee determines are appropriate. Such vesting requirements may be based on the continued employment of the participant for a specified time period or on the attainment of specified business performance goals established by the Committee. A stock unit award may also be granted on a fully vested basis, with a deferred payment date. Stock unit awards are payable in cash or in shares of Common Stock or in a combination of both. Stock units may also be granted together with related dividend equivalent rights. For purposes of Section 162(m) of the Code, the maximum number of shares of Common Stock that may be subject to stock units granted under the Plan to any participant during any calendar year is 1,000,000 shares of Common Stock.

    Stock Awards. A stock award represents shares of Common Stock that are issued free of restrictions on transfer and other incidents of ownership and free of forfeiture conditions. A stock award may be granted for past services, in lieu of bonus or other cash compensation, directors' fees or for any other valid purpose as determined by the Committee. For purposes of
Section 162(m) of the Code, the maximum number of shares of Common Stock that may be subject to stock awards granted under the Plan to any participant during any calendar year is 1,000,000 shares of Common Stock.

    Performance Awards. The Committee may grant performance awards under the Plan, which shall represent the right to receive a payment in cash if performance goals established by the Committee for a performance period are satisfied. The Committee may grant performance awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, as well as performance awards that are not intended to so qualify. At the time a performance award is granted, the Committee will determine, in its sole discretion, the applicable performance period and performance goals to be achieved during the performance period, as well as such other conditions as the Committee deems appropriate. The Committee may also determine a target payment amount or a range of payment amounts for each award. For purposes of Section 162(m) of the Code, the maximum amount of compensation that may be payable to a participant during any one calendar year with respect to performance awards will be $10 million. In the case of performance awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee will designate performance criteria from among the criteria set forth below.

    Section 162(m) Awards. Awards of options and stock appreciation rights granted under the Plan are intended by their terms to qualify for the performance-based compensation exception under Section 162(m) of the Code. In addition, the Committee may grant awards of restricted stock, stock units or stock awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code. Under Section 162(m), the terms of the award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award, and must preclude discretion to increase the amount of compensation payable under the terms of the award (but may give the Committee discretion to decrease the amount of compensation payable). For each such award, the performance criteria upon which the payment or vesting may be based shall be limited to one or more of the following performance measures, which may be applied with respect to the Company, any Subsidiary or any business unit: cash flow; cash flow from operations; free cash flow; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic;
income before income taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from continuing operations; net asset turnover; inventory turnover; receivable turnover;
capital expenditures; net earnings; operating earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; expense reduction levels; stock price; and total shareholder return. The foregoing performance criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any items specified by the Committee, including but not limited to any or all of the following items: discontinued operations, extraordinary, unusual, non-recurring or special items, effects of accounting changes, effects of currency or interest rate fluctuations, effects of financing activities, changes in tax rates, expenses for restructuring or productivity initiatives, litigation losses, non-operating items, effects of acquisitions or divestitures and changes of law or regulation affecting the Company's business. The foregoing performance measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years, or related to other companies or indices, or as ratios expressing relationships between two or more performance measures.

    Change In Control. The Committee may, in an award agreement, provide for the effect of a 'change in control' (as defined in the Plan) on an award. These provisions may include the acceleration of vesting of an award, the elimination or modification of performance or other conditions, the extension of the time for exercise or realizing gain from an award, the acceleration of payment, cash settlement of an award or other adjustments that the Committee considers appropriate. Unless otherwise provided by the Committee and set forth in the applicable award agreement, upon a change in control, (i) each outstanding option and stock appreciation right, to the extent that it has not otherwise become vested and exercisable, will automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement, (ii) each restricted stock award will become fully and immediately vested and all forfeiture and transfer restrictions thereon will lapse, and (iii) each outstanding stock unit award, stock award and performance award will become immediately and fully vested and payable.

    Term; Amendment and Termination. The term of the Plan is ten years from the date of the Annual Meeting. The Board may terminate or amend the Plan at any time, subject to stockholder approval under certain circumstances provided in the Plan. However, no termination or amendment of the Plan will adversely affect the rights of a participant under any previously granted award.

NEW PLAN BENEFITS

    During fiscal 2003, stock options were granted under the 1992 Plan to the Company's named executives, as set forth in the table captioned 'Option
Grants In 2003' above in 'Executive Compensation -- Stock Options', and restricted stock was granted under the 1992 Plan to the Company's named executives, as set forth in the table captioned 'Summary Compensation
Table' above. Total stock options granted during the year to all executive officers as a group to purchase 481,552 shares of Common Stock were at an average weighted exercise price of $41.46 per share, and 553,477 shares of restricted stock were granted to all executive officers as a group. Stock options were granted to all other employees of the Company as a group to purchase 330,974 shares of Common Stock at an average weighted exercise price of $37.46 per share, and 155,683 shares of restricted stock were granted to all other employees of the Company as a group.

    In March 2004, the Company made contingent grants of restricted stock that would be issued under the Plan, if it is approved by stockholders. The contingent grants were made to each of the Company's executive officers. Consistent with the Company's past practice, the participants would receive awards of restricted stock in 2005 if the Company achieves specified business performance goals for 2004. The contingent grants are intended to comply with the requirements of Section 162(m) of the Code, and were granted at a maximum level of 750,000 shares per participant, subject to certain stock price adjustments within the limits under the Plan and further subject to the discretion of the Committee to reduce, for any reason, the number of shares granted. Such grants will be made by the Committee dependent upon the growth of the Company's earnings per share.

    The terms and number of options, restricted stock or other awards to be granted in the future under the Plan are to be determined in the discretion of the Committee. Since no such determinations have yet been made, the benefits or amounts that will be received by or allocated to the Company's executive officers or other eligible employees cannot be determined at this time.

    As of April 6, 2004, the closing price on the New York Stock Exchange of the Company's Common Stock was $43.85 per share.

U.S. FEDERAL INCOME TAX CONSEQUENCES

    The following summarizes the United States federal income tax consequences of awards under the Plan to participants who are subject to United States tax. The tax consequences of the Plan to the Company and participants in other jurisdictions are not summarized below.

    Stock Options. An optionee will not generally recognize taxable income upon the grant of a nonqualified stock option to purchase shares of Common Stock. Upon exercise of the option, the optionee will generally recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the shares of Common Stock over the exercise price. The tax basis of the shares of Common Stock in the hands of the optionee will equal the exercise price paid for the shares of Common Stock plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the shares of Common Stock for capital gains purposes will commence on the day the option is exercised. An optionee who sells any of the shares of Common Stock will recognize capital gain or loss measured by the difference between the tax basis of the shares of Common Stock and the amount realized on the sale. The Company will be entitled to a federal income tax deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

    An optionee will not generally recognize income upon the grant of an incentive stock option to purchase shares of Common Stock and will not generally recognize income upon exercise of the option, provided the optionee is an employee of the Company or a subsidiary at all times from the date of grant until three months prior to exercise. If an optionee who has exercised an incentive stock option sells the shares of Common Stock acquired upon exercise more than two years after the grant date and more than one year after exercise, capital gain or loss will be recognized equal to the difference between the sales price and the exercise price. An optionee who sells the shares of Common Stock before the expiration of this holding period, will generally recognize ordinary income upon the sale, and the Company will be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

    Other Awards. The current United States federal income tax consequences of other awards authorized under the Plan are generally in accordance with the following: (i) stock appreciation rights are generally subject to ordinary income tax at the time of exercise; (ii) restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; (iii) stock units and performance awards are generally subject to ordinary income tax at the time of payment; and (iv) unrestricted stock awards are generally subject to ordinary income tax at the time of grant. In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

    Section 162(m). Compensation of persons who are 'covered employees' of the Company is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as 'performance-based compensation' are exempt from Section 162(m), thus allowing the Company the full federal tax deduction otherwise permitted for such compensation. If approved by the Company's stockholders, the Plan will enable the Committee to grant awards that will be exempt from the deduction limits of Section 162(m).

    The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval of the 2004 Stock and Incentive Plan. A properly executed proxy marked 'ABSTAIN' with respect to any such matter will not be voted, although it will be counted for purposes of determining the number of votes present and entitled to vote. Accordingly, an abstention will have the effect of a negative vote.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2004 STOCK AND INCENTIVE PLAN.

                           EQUITY COMPENSATION PLANS

    The following table sets forth certain information regarding our equity compensation plans as of December 31, 2003 and March 31, 2004 (in thousands, except exercise price data):

                                                                                    NUMBER OF SECURITIES
                            NUMBER OF SECURITIES TO        WEIGHTED AVERAGE       REMAINING AVAILABLE FOR
                            BE ISSUED UPON EXERCISE       EXERCISE PRICE OF        FUTURE ISSUANCE UNDER
                             OF OUTSTANDING OPTIONS    OUTSTANDING OPTIONS AND      EQUITY COMPENSATION
                                  AND WARRANTS                 WARRANTS                   PLANS(c)
                            ------------------------   ------------------------   ------------------------
      PLAN CATEGORY                  AS OF                      AS OF                      AS OF
      -------------         ------------------------   ------------------------   ------------------------
                            DECEMBER 31,   MARCH 31,   DECEMBER 31,   MARCH 31,   DECEMBER 31,   MARCH 31,
                                2003         2004          2003         2004          2003         2004
                            ------------   ---------   ------------   ---------   ------------   ---------
Equity compensation plans
  approved by stockholders
  (a).....................     5,924         5,671        $23.87       $23.98          748         2,256
Equity compensation plans
  not approved by
  stockholders (b)........     2,354         2,191        $25.23       $25.59        2,912         2,811
                               -----         -----                                   -----         -----
                               8,278         7,862        $24.25       $24.43        3,660         5,067
                               -----         -----                                   -----         -----
                               -----         -----                                   -----         -----

                                                        (footnotes on next page)

(footnotes from previous page)

 (a) Includes the 1992 Long-Term Stock Incentive Plan and the 1995 Premium-Priced Stock Option Plan.

 (b) Includes the 1998 Long-Term Employee Incentive Plan and Director Stock Plan. Additionally, at December 31, 2003, the outstanding amount includes 118 stock options transferred from or issued in connection with companies previously acquired by the Company at a weighted average exercise price of $36.67, 220 compensation-related warrants issued in 1997 at an exercise price of $29.275 per share and 10 compensation-related warrants issued in 2003 at an exercise price of $33.08 per share. At March 31, 2004, the outstanding amount includes 110 stock options transferred from or issued in connection with companies previously acquired by the Company at a weighted average exercise price of $36.99, 180 compensation-related warrants issued in 1997 at an exercise price of $29.275 per share and 10 compensation-related warrants issued in 2003 at an exercise price of $33.08 per share.

 (c) Excludes securities listed in the first column of the table. Under the 1992 Long-Term Stock Incentive Plan, securities available for issuance are determined under a formula. The number of shares available for issuance under such plan as of any given date (a 'Determination Date') may not exceed that number of shares equal to (i) 5% of the Company's issued and outstanding Common Stock as of the preceding December 31 reduced by (ii) the total number of stock incentives granted under the 1992 Plan at any time during the then current calendar year and during the immediately preceding two calendar years (the 'Granting Period') increased by (iii) the total number of shares covered by previously granted stock incentives forfeited during the Granting Period. As of the date of the Annual Meeting, the remaining authorized but unissued shares under the 1992 Plan, the 1995 Plan, the 1998 Plan and the Director Plan will be included in the 2004 Stock and Incentive Plan, subject to stockholder approval at the Annual Meeting. For more details, see 'Proposal to Approve 2004 Stock and Incentive Plan.'

                   REPORT OF THE AUDIT COMMITTEE OF THE BOARD

    The Audit Committee is comprised of three members of the Company's Board of Directors. The Board has affirmatively determined that each member of the Audit Committee is an independent Director and qualified to serve as a member of the Audit Committee under the Guidelines, including the applicable NYSE and SEC standards. The Audit Committee operates under a written Charter adopted by the Board. The Board has revised the Charter, and a copy of the new Charter, which will become effective as of the date of the Annual Meeting, is attached hereto as Appendix A.

    The Audit Committee assists the Board in monitoring: (i) the integrity of the Company's financial statements; (ii) the independent auditors' qualifications, independence and performance; (iii) the performance of the Company's internal audit function; and (iv) the Company's compliance with legal and regulatory requirements.

    The Audit Committee has met and held discussions with management and the Company's internal auditors and independent auditors, each of whom has unrestricted access to the Audit Committee. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has met and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

    The Audit Committee also has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). The Audit Committee has also considered whether the independent auditors' provision of non-audit services to the Company is compatible with the auditors' independence.

    Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

    The Report of the Audit Committee of the Board does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee:

   Charles H. Erhart, Jr., Chairman
   Andrea R. Lindell, DNSc, RN
   John H. Timoney

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Audit Committee of the Board of Directors has appointed the firm of PricewaterhouseCoopers LLP ('PricewaterhouseCoopers') as the independent public accounting firm to audit the Company's consolidated financial statements for 2004, subject to stockholders ratifying the appointment at the Annual Meeting. PricewaterhouseCoopers (and its predecessor) has acted as independent auditors for the Company and its consolidated subsidiaries since 1981.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

    The Audit Committee has adopted policies and procedures that require the pre-approval of all audit, audit-related, tax and other services rendered by the Company's independent auditors. Under the policy, an auditor services schedule is prepared at the beginning of each year that describes each type of service to be provided by the independent auditors and the projected fees for each such service. The Audit Committee reviews and approves in advance, as appropriate, each service listed on the auditor services schedule and the projected fees for each such service. On a periodic basis, the independent auditors report to the Audit Committee the actual spending for specified services compared with the approved amounts. Projected fee amounts listed on the auditor services schedule may be updated, as appropriate in the Audit Committee's discretion, at each regularly scheduled meeting of the Audit Committee. The Audit Committee may also pre-approve particular services on a case-by-case basis. The policy allows the Audit Committee to delegate pre-approval authority to one or more members of the Audit Committee. Any decisions made by the designated pre-approval member are reported, for informational purposes only, to the full Audit Committee at its next meeting.

FEES AND SERVICES OF INDEPENDENT AUDITORS

    The following table summarizes fees for professional services provided to the Company by PricewaterhouseCoopers for the years ended December 31, 2003 and 2002 (in thousands):

                          FEES                               2003       2002
                          ----                               ----       ----
Audit....................................................   $1,599     $  872
Audit-Related............................................    4,687      2,137
Tax......................................................       --         42
All Other................................................      212         --
                                                            ------     ------
    Total................................................   $6,498     $3,051
                                                            ------     ------
                                                            ------     ------

    Audit fees for the years ended December 31, 2003 and 2002, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Company as well as statutory audits, issuance of consents, income tax provision procedures and assistance with review of documents filed with the SEC.

    Audit-related fees for the years ended December 31, 2003 and 2002, respectively, were for assurance and related services primarily attributable to acquisition-related financial due diligence and agreed-upon procedures (including those for deferred payments and the Company's restructuring programs), as well as employee benefit plan audits and consultations concerning financial accounting and reporting standards.

    Tax fees for the year ended December 31, 2002 were for services related to review of certain of the Company's benefit plans.

    All other fees for the year ended December 31, 2003 were permissible services performed by PricewaterhouseCoopers that do not meet the above category descriptions.

VOTE ON RATIFICATION OF APPOINTMENT

    Although ratification of the appointment of PricewaterhouseCoopers as independent auditors for 2004 by stockholders is not required by law or the By-Laws of the Company, the appointment of PricewaterhouseCoopers will be submitted for ratification at the Annual Meeting. The affirmative vote of a majority of the shares represented at the meeting is necessary to ratify the appointment of PricewaterhouseCoopers. If the appointment is not ratified at the meeting, the Audit Committee will reconsider its appointment of independent auditors. In connection with its appointment of PricewaterhouseCoopers as independent auditors, the Audit Committee considered whether the provision of non-audit services is compatible with maintaining the independence of PricewaterhouseCoopers.

    It is expected that a representative of PricewaterhouseCoopers will be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to questions raised at the meeting.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE INDEPENDENT PUBLIC ACCOUNTING FIRM TO AUDIT THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS FOR 2004.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under Section 16(a) of the Securities Exchange Act of 1934, as amended, persons deemed to be executive officers of the Company, Directors of the Company, and beneficial owners of more than 10% of the Common Stock are required to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during 2003 all such persons complied with these filing requirements, except that one report relating to one transaction by Mr. Bien involving a Company employee benefit plan was not timely filed, and five reports relating to ten transactions under Company employee benefit plans by D. Michael Laney, the spouse of Ms. Laney, were inadvertently filed late.

                             STOCKHOLDER PROPOSALS

STOCKHOLDER PROPOSAL INTENDED FOR INCLUSION IN THE 2005 PROXY STATEMENT

    Any stockholder proposal intended to be considered for inclusion in the Company's proxy materials for presentation at the 2005 Annual Meeting of Stockholders must be in writing and received by the Corporate Secretary of the Company not later than December 13, 2004. If any stockholder who intends to propose any other matter to be acted on at the 2005 Annual Meeting of Stockholders does not inform the Company of such matter by February 16, 2005, the persons named as proxies for the 2005 Annual Meeting of Stockholders will be permitted to exercise discretionary authority to vote on such matter even if the matter is not discussed in the proxy statement for that meeting.

STOCKHOLDER NOMINATION OF A CANDIDATE FOR ELECTION AS A DIRECTOR

    The Company's By-Laws, a copy of which is available upon request to the Corporate Secretary of the Company, provide that nominations for Director may only be made by the Board of Directors or a stockholder entitled to vote who sends a stockholder notice of the nomination to the Corporate Secretary that is received by the Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the prior year's annual meeting of stockholders. For a nominee of a stockholder to be eligible for election at the 2005 Annual Meeting, the stockholder's notice of nomination must be received by the Corporate Secretary between January 18, 2005 and February 17,

2005. This advance notice period is intended to allow the Board to have an opportunity to consider persons expected to be nominated at the Annual Meeting.

    A stockholder's notice of nomination is required to set forth the following:
(i) as to each person whom the stockholder proposes to nominate for election or re-election as a Director: (A) the name, age, business address and residence address of such person; (B) the principal occupation or employment of such person; (C) the class and number of shares of capital stock of the Company that are beneficially owned by such person; (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) and between the beneficial owner and such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of Directors, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act (including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to Section 1.02(e) of the Company's By-Laws.

ADVANCE NOTICE OF BUSINESS FOR 2005 ANNUAL MEETING

    The Company's By-Laws provide that no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered written notice to the Company's Corporate Secretary (containing certain information specified in the By-Laws about the stockholder and the proposed business) not less than 90 days nor more than 120 days prior to the anniversary date of the prior year's annual meeting of stockholders. For business proposed by a stockholder to be eligible to be brought before the 2005 Annual Meeting, the stockholder's notice of proposed business must be received by the Corporate Secretary between January 18, 2005 and February 17, 2005.

CORPORATE SECRETARY ADDRESS FOR NOTICES AND REQUESTS

    All notices to, or requests from, the Corporate Secretary should be sent to Omnicare, Inc., 1600 RiverCenter II, 100 E. RiverCenter Boulevard, Covington, Kentucky, 41011.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Company did not know of any other matter which will be presented for consideration at the Annual Meeting. However, if any other matter should come before the meeting, the persons named in the enclosed proxy (or their substitutes) will have discretionary authority to vote on the matter.

                            EXPENSES OF SOLICITATION

    The expense of soliciting proxies in the accompanying form will be borne by the Company. The Company will request banks, brokers and other persons holding shares beneficially owned by others to send proxy materials to the beneficial owners and to secure their voting instructions, if any. The Company will reimburse such persons for their expenses in so doing. In addition to solicitation by mail, officers and regular employees of the Company may, without extra remuneration, solicit proxies personally, by telephone, by facsimile or by other electronic means from some stockholders, if such proxies are not promptly received. The Company also expects to retain D. F. King & Co., Inc., a proxy-soliciting firm, to assist in the solicitation of such proxies at a cost that will not exceed $8,000 plus reasonable expenses.

                                         By Order of the Board of Directors


                                               CHERYL D. HODGES
                                               Secretary

April 12, 2004

                                                                      APPENDIX A

                         OMNICARE, INC. (THE 'COMPANY')

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. STATEMENT OF PURPOSES

    There shall be a committee of the Board of Directors (the 'Board') to be known as the Audit Committee (the 'Committee'). The Board appoints the Committee for the following purposes:

    1. The Committee shall assist the Board in fulfilling its statutory and fiduciary responsibilities with respect to internal controls, accounting policies, and auditing and financial reporting practices. The Committee shall assist the Board in monitoring:

        a. The integrity of the Company's financial statements;

        b. The independent auditors' qualifications, independence and performance;

        c. The performance of the Company's internal audit function; and

        d. The Company's compliance with legal and regulatory requirements.

    2. The Committee shall prepare the Committee report that the United States Securities and Exchange Commission (the 'SEC') rules require to be included in the Company's annual proxy statement.

    The Committee shall assure that, with respect to the above listed items, there are free and open means of communication between the Board and the independent auditors, the persons responsible for the Company's internal audit function and the financial management of the Company. The Committee will report its activities to the Board on a regular basis and make such recommendations as the Committee deems necessary and appropriate.

II. MEMBERSHIP

    The Committee shall be comprised of at least three directors who shall be appointed annually by the Board after considering the recommendation of the Nominating and Governance Committee. The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange and the SEC. The Board shall designate one member of the Committee as its Chairman. Members of the Committee shall serve until their resignation, retirement, removal by the Board or until their successors are appointed.

    Each member of the Audit Committee shall be financially literate, or become financially literate within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall be an 'audit committee financial expert' (as defined by the SEC) as determined by the Board and the Board shall disclose such determination in the Company's annual report on Form 10-K.

    The simultaneous service on the audit committee of more than two other public companies requires a Board determination that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and such determination must be disclosed in the Company's annual proxy statement.

    Other than in their capacities as members of the Committee, the Board, or any other Board committee, members of the Committee may not receive directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary of the Company; compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service).

III. MEETINGS

    The Committee shall meet at least quarterly and hold such other meetings from time to time as may be called by the Chairman of the Committee, the Chairman of the Board or the Chief Executive Officer of the Company (the 'CEO'). A majority of the members of the Committee shall constitute a quorum of the Committee. A majority of the members in attendance shall decide any matter properly brought before any meeting of the Committee.

    The Committee shall periodically meet separately with management, the internal auditor and the Company's independent auditor.

    The Committee shall keep minutes of its proceedings. The minutes of a meeting shall be subsequently approved by the Committee, shall be signed by the person whom the Chairman of the Committee designated to act as secretary of the meeting, and shall be filed as permanent records with the Secretary of the Company.

    The Chairman of the Committee shall at each meeting of the Board following a meeting of the Committee report to the full Board on the matters considered at the last meeting of the Committee.

IV. SPECIFIC DUTIES AND RESPONSIBILITIES

    1. Engagement of Independent Auditors. The Committee shall be responsible directly for the appointment (subject, if applicable, to stockholder ratification), retention, termination, compensation and terms of engagement, and oversight of the work of the independent auditors (including the resolution of disagreements between management and the independent auditors regarding financial reporting). The Committee shall have a clear understanding with management and the independent auditor that the independent auditor is ultimately accountable and must report directly to the Committee. The Committee shall have the ultimate authority and responsibility to evaluate and, when appropriate, to replace the independent auditor.

    2. Pre-Approvals. The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company or any of its subsidiaries by its independent auditor. The Committee may establish pre-approval policies and procedures, as permitted by applicable law and the rules and regulations of the SEC, for the engagement of independent auditors to render services to the Company, including, without limitation, policies that would allow the delegation of pre-approval authority to one or more members of the Committee, provided that the pre-approval decision is presented to the Committee at its next regularly scheduled meeting.

    3. Qualifications of Independent Auditors. At least annually, the Committee shall obtain and review a report by the Company's independent auditor which describes the independent auditor's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the independent auditor and the Company.

    4. Assessment of Independent Auditors. The Committee shall evaluate the qualifications, performance and independence of the independent auditor, including considering whether the independent auditor's quality controls are adequate and the provision of non-audit services is compatible with maintaining the independent auditor's independence, and taking into account the opinions of management and the internal auditors. The Committee shall receive from the independent auditors written disclosures with respect to their independence and discuss with them any factors that might detract from their independence. As part of such evaluation, the Committee shall review and evaluate the lead partner and senior members of the independent auditor, assure the regular rotation of the audit partners as required by law as well as consider whether the independent audit firm itself should be rotated, so as to assure continuing auditor independence. The Committee will require the independent auditors to certify annually that they are in compliance with all applicable legal and regulatory requirements including those addressing rotation of lead and concurring partners, provision of prohibited services, document retention, and the submission of timely reports. The Committee shall present its conclusions to the Board.

    5. Annual Financial Statements. The Committee, to the extent that it deems necessary and appropriate, shall review with representatives of the independent auditor:

        a. The scope of, and the plan for the staffing of, the annual audit of the Company's financial statements;

        b. The results of the most recent annual audit, any audit problems or difficulties and management's response, and the Committee will discuss any management or internal control letter issued or proposed to be issued by the independent auditors or schedule of unadjusted differences, if any;

        c. Any recommendations with respect to internal controls and other financial matters, including any perceived weaknesses in the Company's internal controls, policies, procedures, business risk and compliance matters and any special audit steps adopted in light of material control deficiencies;

        d. Any significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any material changes in the Company's selection and application of accounting principles, the development, selection and disclosure of critical accounting policies, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company's financial statements;

        e. The effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements; and

        f. Major financial risk exposures and the steps that management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

    6. Annual and Quarterly Financial Statements and Disclosures. The Committee shall:
        a. Review and discuss with management and the independent auditors the annual audited financial statements, including disclosures made in 'Management's Discussion and Analysis of Financial Condition and Results of Operations', and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

        b. Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q and disclosures made in 'Management's Discussion and Analysis of Financial Condition and Results of Operations,' including the results of the independent auditors' reviews of the quarterly financial statements.

        c. Discuss generally the Company's earnings press releases, including the use of 'pro forma' or 'adjusted' non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

    7. Oversight of the Company's Internal Audit Function. The Committee shall:

        a. Review the structure of the Company's internal audit function; and, if applicable, review the appointment and replacement of the senior internal auditing executive; and

        b. Discuss with the independent auditor the internal audit function of the Company, the responsibilities of the persons carrying out the function, budget and staffing and any recommended changes in the planned scope of the internal audit.

    8. Review Procedures. In consultation with the management and the independent auditors, the Committee shall consider the integrity of the Company's financial reporting processes and controls, discuss significant financial risk exposures and review significant findings prepared by the independent auditors together with management's responses.

    9. Oversight of the Company's Senior Financial Officers. The Committee shall:
        a. Develop a Code of Ethics for the CEO and Senior Financial Officers;
    and

        b. Monitor compliance with the Code of Ethics for the CEO and Senior Financial Officers and cause any waiver of the Code to be disclosed in a current report on Form 8-K filed with the SEC or posted on the Company's Web site, as required.

    10. CEO/CFO Certifications. The Committee shall:

        a. Review with the CEO and the Chief Financial Officer of the Company (the 'CFO') each quarter the certifications that each of them will make in connection with the filing of the Company's next quarterly report on Form 10-Q or annual report on Form 10-K; and

        b. Review the procedures that were followed by the CEO, CFO and other financial staff of the Company, including internal auditors, to provide reasonable assurances that the statements in the CEO and CFO certifications are true and accurate and review the steps taken by counsel for the Company to document the completion and effectiveness of the CEO/CFO certification verification and testing processes implemented by the Company.

    11. Compliance Oversight Responsibilities. The Committee shall:

        a. Review any material issues that arise relating to compliance by the Company and its subsidiaries and all directors, officers and employees with the Company's Corporate Compliance Manual, which includes policies on business ethics, public responsibility, conflicts of interests and related party transactions;

        b. Review with management any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company's financial statements or accounting policies; and

        c. Discuss with (or obtain a report from) the Company's management any legal matters that may have a material impact on the financial statements or the Company's compliance policies.

    12. Procedure for Complaints. The Committee shall establish and implement procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

    13. Delegation. With regard to all matters described in this Charter as being within the authority of the Committee, the Committee may not delegate its authority except as expressly provided in Section IV(2) of this Charter regarding the authority to pre-approve audit and non-audit services.

    14. Retention of Advisors. The Committee shall have the authority, to the extent it deems necessary and appropriate, to retain special legal, accounting or other consultants to advise the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company and to any advisors employed by the Committee and for ordinary expenses of the Committee.

V. ANNUAL PERFORMANCE EVALUATION

    The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including a review of the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board any improvements to this Charter that the Committee considers necessary and appropriate.

VI. EMPLOYMENT OF PERSONS FORMERLY EMPLOYED BY INDEPENDENT AUDITORS

    No person shall be employed by the Company or a subsidiary of the Company without the prior approval of the Committee if such person was formerly employed by the Company's independent auditors and had rendered services to the Company or a subsidiary of the Company while employed by such independent auditor within the three years prior to such person's proposed employment date with the Company or a subsidiary of the Company.

VII. LIMITATION OF AUDIT COMMITTEE'S ROLE

    While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These are the responsibilities of management and the independent auditors.

                                                                      APPENDIX B

                                 OMNICARE, INC.
                         2004 STOCK AND INCENTIVE PLAN

1. PURPOSE

    The purpose of this Omnicare, Inc. 2004 Stock and Incentive Plan is to advance the interests of the Company and its stockholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company's operations is largely dependent. The Plan is also intended to further align the interests of key personnel with those of the stockholders by promoting the ownership of shares of Common Stock by these individuals.

2. DEFINITIONS

    Wherever the following capitalized terms are used in this Plan, they shall have the meanings specified below:

    (a) 'Award' means an award of an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit Award, Performance Award or Stock Award granted under the Plan.

    (b) 'Award Agreement' means an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

    (c) 'Board' means the Board of Directors of the Company.

    (d) 'Change in Control' shall have the meaning set forth in Section 13.2 hereof.

    (e) 'Code' means the Internal Revenue Code of 1986, as amended.

    (f) 'Common Stock' means the Company's Common Stock, par value $1.00 per share.

    (g) 'Committee' means the Compensation and Incentive Committee of the Board.

    (h) 'Company' means Omnicare, Inc., a Delaware corporation.

    (i) 'Date of Grant' means the date on which an Award under the Plan is made by the Committee, or such later date as the Committee may specify to be the effective date of the Award.

    (j) 'Disability' means a permanent and total disability (within the meaning of Section 22(e)(3) of the Code).

    (k) 'Eligible Person' means any person who is an employee, officer, director, consultant or advisor of the Company or any Subsidiary, as determined by the Committee, or any person who is determined by the Committee to be a prospective employee, officer, director, consultant or advisor of the Company or any Subsidiary.

    (l) 'Exchange Act' means the Securities Exchange Act of 1934, as amended.

    (m) 'Fair Market Value' of a share of Common Stock as of a given date shall be the closing price of a share of Common Stock on the New York Stock Exchange on the first trading date preceding the date as of which Fair Market Value is to be determined or, in the absence of any reported sales of Common Stock on such date, on the first preceding date on which any such sale shall have been reported. If Common Stock is not listed on the New York Stock Exchange on the date as of which Fair Market Value is to be determined, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate.

    (n) 'Incentive Stock Option' means an Option to purchase shares of Common Stock granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations promulgated thereunder.

    (o) 'Nonqualified Stock Option' means an Option to purchase shares of Common Stock granted under Section 6 hereof that is not an Incentive Stock Option.

    (p) 'Option' means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan.

    (q) 'Participant' means any Eligible Person who holds an outstanding Award under the Plan.

    (r) 'Performance Awards' means an Award under Section 11 hereof entitling a Participant to a payment in cash at the end of a performance period, if the performance and other conditions established by the Committee are satisfied.

    (s) 'Plan' means the Omnicare, Inc. 2004 Stock and Incentive Plan as set forth herein, as amended from time to time.

    (t) 'Restricted Stock Award' means an Award under Section 8 hereof entitling a Participant to shares of Common Stock that are nontransferable and subject to forfeiture until specific conditions established by the Committee are satisfied.

    (u) 'Section 162(m) Award' means any Award that is intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code and the regulations promulgated thereunder.

    (v) 'Stock Award' means an Award under Section 10 hereof entitling a Participant to shares of Common Stock that are free of transfer restrictions and forfeiture conditions.

    (w) 'Stock Appreciation Right' means an Award under Section 7 hereof entitling a Participant to receive a payment, representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock on the date of exercise.

    (x) 'Stock Unit Award' means an Award under Section 9 hereof entitling a Participant to a payment of a unit value based on the Fair Market Value of a share of Common Stock.

    (y) 'Subsidiary' means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company, or any other affiliate of the Company that is so designated, from time to time, by the Committee; provided, however, that with respect to Incentive Stock Options, the term 'Subsidiary' shall include only an entity that qualifies under
Section 424(f) of the Code as a 'subsidiary corporation' with respect to the Company.

3. ADMINISTRATION

    SECTION 3.1 Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two members of the Board. Solely to the extent deemed necessary or advisable by the Board, each Committee member shall satisfy the requirements for (i) an 'independent director' under rules adopted by the New York Stock Exchange, (ii) a 'nonemployee director' for purposes of such Rule 16b-3 under the Exchange Act and (iii) an 'outside director' under
Section 162(m) of the Code. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

    SECTION 3.2 Committee Authority. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. Subject to the terms of the Plan, the Committee shall have the authority to amend the terms of an Award in any manner that is permitted by the Plan for the grant of an Award, provided that no such action shall adversely affect the rights of a Participant with respect to an outstanding Award without the Participant's consent. The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties. In administering the Plan, the Committee shall act in accordance with its authority under the Charter of the Compensation and Incentive Committee, as in effect from time to time.

    SECTION 3.3 Grants to Committee Members. Any Awards under the Plan made to members of the Committee shall be approved by the Board. With respect to awards to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

4. SHARES SUBJECT TO THE PLAN

    SECTION 4.1 Share Limitations. Subject to adjustment pursuant to Section 4.2 hereof, the maximum aggregate number of shares of Common Stock which may be issued and sold hereunder shall be 10,000,000 shares. Shares of Common Stock issued and sold under the Plan may be either authorized but unissued shares or shares held in the Company's treasury. To the extent that any Award payable in shares of Common Stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, the shares of Common Stock covered thereby will no longer be charged against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations. In addition, any shares of Common Stock exchanged by a Participant or withheld from a Participant as full or partial payment to the Company of the exercise price or tax withholding upon exercise or payment of an Award shall be added to the number of shares of Common Stock available for issuance under the Plan from time to time. Any Awards settled in cash shall not be counted against the share limitations set forth in this Section 4.1.

    SECTION 4.2 Adjustments. If there shall occur any recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation or other change in corporate structure affecting the Common Stock, the Committee may, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, cause an adjustment to be made in (i) the maximum number and kind of shares provided in Section 4.1 hereof, (ii) the maximum number and kind of shares or units set forth in Sections 6.1, 7.1, 8.1, 9.1 and 11.1 hereof,
(iii) the number and kind of shares of Common Stock, units, or other rights subject to then outstanding Awards, (iv) the price for each share or unit or other right subject to then outstanding Awards, (v) the performance measures or goals relating to an Award and (v) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall be made in a manner consistent with the requirements of Section 424(a) of the Code.

5. ELIGIBILITY AND AWARDS

    All Eligible Persons are eligible to be designated by the Committee to receive an Award under the Plan. The Committee has the authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares or units subject to the Awards that are granted under the Plan. To the extent deemed necessary by the Committee, an Award will be evidenced by an Award Agreement as described in Section 14.1 hereof.

6. STOCK OPTIONS

    SECTION 6.1 Grant of Option. An Option may be granted to any Eligible Person selected by the Committee. Subject to the provisions of Section 6.6 hereof and
Section 422 of the Code, each Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or a Nonqualified Stock Option. The maximum number of shares of Common Stock that may be subject to Options granted to any Participant during any calendar year shall be limited to 2,000,000 shares (subject to adjustment as provided in Section 4.2 hereof).

    SECTION 6.2 Exercise Price. The exercise price under any Option shall be determined by the Committee; provided, however, that the exercise price per share under an Option shall not be less than 100 percent of the Fair Market Value per share of the Common Stock on the Date of Grant.

    SECTION 6.3 Vesting; Term of Option. The Committee, in its sole discretion, shall prescribe the time or times at which, or the conditions upon which, an Option or portion thereof shall become vested and/or exercisable, and may accelerate the exercisability of any Option at any time. The period during which a vested Option may be exercised shall be ten years from the Date of Grant, unless a shorter exercise period is specified by the Committee in an Award Agreement. An Option may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant's employment or other service with the Company or any Subsidiary, including by reason of voluntary resignation, death, Disability, termination for cause or any other reason.

    SECTION 6.4 Option Exercise; Tax Withholding. Subject to such terms and conditions as shall be specified in an Award, an Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price therefor. Payment of the exercise price shall be made in the manner set forth in the Award Agreement, unless otherwise provided by the Committee: (i) in cash or by cash equivalent acceptable to the Committee, (ii) payment in shares of Common Stock that have been held by the Participant for at least six months (or such other period as the Committee may deem appropriate for purposes of applicable accounting rules), valued at the Fair Market Value of such shares on the date of exercise, (iii) by a delivery of a notice in the form acceptable to the Committee that the Participant has placed a market sell order (or similar instruction) with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the exercise price (conditioned upon the payment of such net proceeds), (iv) by a combination of the methods described above, or (v) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax and employment tax amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price of the Options as may be approved by the Committee and set forth in the Award Agreement.

    SECTION 6.5 Limited Transferability of Nonqualified Options. All Options shall be nontransferable except (i) upon the Participant's death, by the Participant's will or the laws of descent and distribution or (ii) in the case of Nonqualified Stock Options only, on a case-by-case basis as may be approved by the Committee in its discretion, in accordance with the terms provided below. An award for a Nonqualified Stock Option may provide that the Participant shall be permitted to, during his or her lifetime and subject to the prior approval of the Committee at the time of proposed transfer, transfer all or part of the Option to the Participant's family member (as defined in the Award Agreement in a manner consistent with the requirements for the Form S-8 registration statement under the Securities Act of 1933.) The transfer of a Nonqualified Stock Option may be subject to such other terms and conditions as the Committee may in its discretion impose from time to time. Subsequent transfers of an Option shall be prohibited other than by will or the laws of descent and distribution upon the death of the transferee.

    SECTION 6.6 Additional Rules for Incentive Stock Options.

    (i) Eligibility. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee of the Company or any Subsidiary for purposes of Treasury Regulation 'SS'1.421-7(h).

    (ii) Annual Limits. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company, any Subsidiary, or any parent corporation, would exceed $100,000, determined in accordance with
Section 422(d) of the Code. This limitation shall be applied by taking Options into account in the order in which granted.

    (iii) Termination of Employment. An Award of an Incentive Stock Option may provide that such Option may be exercised not later than 3 months following termination of employment of the Participant with the Company and all Subsidiaries, or not later than one year following death or Disability, as and to the extent determined by the Committee to comply with the requirements of
Section 422 of the Code.

    (iv) Other Terms and Conditions; Nontransferability. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an 'incentive stock option' under Section 422 of the Code. An Award Agreement for an Incentive Stock Option may provide that such Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to 'incentive stock options' under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

    (v) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the issuance of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

    SECTION 6.7 Repricing and Reloads Prohibited. Neither the Committee nor the Board shall cause the cancellation, substitution or amendment of an Option that would have the effect of reducing the exercise price of an Option previously granted under the Plan, except in accordance with an adjustment permitted under
Section 4.2 hereof. No Option granted under the Plan may provide for the automatic grant of another Option upon the exercise of the underlying Option without further action by the Committee.

7. STOCK APPRECIATION RIGHTS

    SECTION 7.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Eligible Person selected by the Committee. A Stock Appreciation Right granted to an Eligible Person is an Award in the form of a right to receive, upon surrender of the right but without other payment, an amount based on appreciation in the Fair Market Value of shares of Common Stock over a base price established for the Award, exercisable at such time or times and upon conditions as may be approved by the Committee, provided that the Committee may accelerate the exercisability of an Stock Appreciation Right at any time. The maximum number of shares of Common Stock that may be subject to Stock Appreciation Rights granted to any Participant during any calendar year shall be limited to 2,000,000 shares (subject to adjustment as provided in Section 4.2 hereof).

    SECTION 7.2 Freestanding Stock Appreciation Rights. A Stock Appreciation Right may be granted without any related Option, and in such case, will be exercisable as determined by the Committee, but in no event after 10 years from the Date of Grant. The base price of a Stock Appreciation Right granted without any related Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of any such freestanding Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the shares of Common Stock on the Date of Grant.

    SECTION 7.3 Tandem Stock Appreciation Rights. A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option. A Stock Appreciation Right granted in connection with an Option will entitle the holder, upon exercise, to surrender such Option or any portion thereof to the extent unexercised, with respect to the number of shares as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed as described in
Section 7.4 hereof. Such Option will, to the extent and when surrendered, cease to be exercisable. A Stock Appreciation Right granted in connection with an Option hereunder will have a base price per share equal to the per share exercise price of the Option, will be exercisable at such time or times, and only to the extent, that a related Option is exercisable, and will expire no later than the related Option expires.

    SECTION 7.4 Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise of the Stock Appreciation Right, to receive payment of an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised. Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in cash, in shares of Common Stock valued at their Fair Market Value on the date of exercise, or in a combination of cash and shares of Common Stock, subject to applicable tax withholding requirements.

    SECTION 7.5 Repricing and Reload of Stock Appreciation Rights Prohibited. Neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of a Stock Appreciation Right previously granted under the Plan, except in accordance with an adjustment permitted under Section 4.2 hereof. No Stock Appreciation Right granted under the Plan may provide for the automatic grant of another Stock Appreciation Right upon the exercise of the Stock Appreciation Right without further action by the Committee.

8. RESTRICTED STOCK AWARDS

    SECTION 8.1 Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. A Restricted Stock Award granted to an Eligible Person represents shares of Common Stock that are issued subject to such vesting and transfer restrictions as the Committee shall determine and set forth in an Award Agreement. The Committee may, in connection with any Restricted Stock Award, require the payment of a specified purchase price. The Committee may grant Restricted Stock Awards that are Section 162(m) Awards, as well as Restricted Stock Awards that are not Section 162(m) Awards. The maximum number of shares of Common Stock that may be subject to Restricted Stock Awards granted to a Participant during any one calendar year shall be limited to 1,000,000 shares (subject to adjustment as provided in Section 4.2 hereof).

    SECTION 8.2 Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement, provided that the Committee may accelerate the vesting of a Restricted Stock Award at any time. Such vesting requirements may be based on the continued employment of the Participant with the Company or its Subsidiaries for a specified time period or periods. Such vesting requirements may also be based on the attainment of specified performance goals or measures established by the Committee in its sole discretion. In the case of any Restricted Stock Award that is a Section 162(m) Award, any such performance-based vesting requirements shall be based upon the performance criteria identified in Section 12.2 hereof, and the terms of the Award shall otherwise comply with the requirements described in Section 12.3 hereof. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and returned to the Company, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee.

    SECTION 8.3 Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

    SECTION 8.4 Rights as Stockholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant will have all rights of a stockholder with respect to the shares granted to him under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock Award is granted.

    SECTION 8.5 Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall be required to file, within 30 days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant's refraining from making an election with respect to the Award under Section 83(b) of the Code.

9. STOCK UNIT AWARDS

    SECTION 9.1 Grant of Stock Unit Awards. A Stock Unit Award may be granted to any Eligible Person selected by the Committee. A Stock Unit Award is an Award to an Eligible Person of a number of hypothetical share units with respect to shares of Common Stock that are granted subject to such vesting and transfer restrictions and conditions of payment as the Committee shall determine and set forth in an Award Agreement. The value of each unit under a Stock Unit Award is equal to the Fair Market Value of the Common Stock on any applicable date of determination. The Committee may grant Stock Unit Awards that are
Section 162(m) Awards, as well as Stock Unit Awards that are not Section 162(m) Awards. The maximum number of units that may be subject to Stock Unit Awards granted to a Participant during any one calendar year shall be separately limited to 1,000,000 units

(subject to adjustment as provided in Section 4.2 hereof). A Stock Unit Award shall be subject to such restrictions and conditions as the Committee shall determine. A Stock Unit Award may be granted, at the discretion of the Committee, together with a dividend equivalent right with respect to the same number of shares of Common Stock.

    SECTION 9.2 Vesting of Stock Unit Awards. On the Date of Grant, the Committee shall determine, in its sole discretion, any vesting requirements with respect to a Stock Unit Award, which shall be set forth in the Award Agreement, provided that the Committee may accelerate the vesting of a Stock Unit Award at any time. Vesting requirements may be based on the continued employment of the Participant with the Company or its Subsidiaries for a specified time period or periods. Vesting requirements may also be based on the attainment of specified performance goals or measures established by the Committee in its sole discretion. In the case of any Stock Unit Award that is a Section 162(m) Award, any such performance-based vesting requirements shall be based upon the performance criteria identified in Section 12.2 hereof, and the terms of the Award shall otherwise comply with the requirements described in Section 12.3 hereof. A Stock Unit Award may also be granted on a fully vested basis, with a deferred payment date.

    SECTION 9.3 Payment of Stock Unit Awards. A Stock Unit Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. The payment with respect to each share unit under a Stock Unit Award shall be determined by reference to the Fair Market Value of one share of Common Stock on each applicable payment date. Payment may be made, at the discretion of the Committee, in cash or in shares of Common Stock, or in a combination thereof, subject to applicable tax withholding requirements. In accordance with
Section 14.4 hereof, the Committee may permit a Participant to defer the receipt of payment under a Stock Unit Award until such date or event as may be elected by the Participant in accordance with rules established by the Committee.

    SECTION 9.4 No Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the shares subject to a Stock Unit Award until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award.

10. STOCK AWARDS

    SECTION 10.1 Grant of Stock Awards. A Stock Award may be granted to any Eligible Person selected by the Committee. A Stock Award may be granted for past services, in lieu of bonus or other cash compensation, directors' fees or for any other valid purpose as determined by the Committee. A Stock Award granted to an Eligible Person represents shares of Common Stock that are issued free of restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in the Plan and the Award Agreement. The Committee may, in connection with any Stock Award, require the payment of a specified purchase price. The Committee may grant Stock Awards that are
Section 162(m) Awards, as well as Stock Awards that are not Section 162(m) Awards. The maximum number of shares of Common Stock that may be subject to a Stock Awards granted to a Participant during any one calendar year shall be limited to 1,000,000 shares (subject to adjustment as provided in Section 4.2 hereof).

    SECTION 10.2 Rights as Stockholder. Subject to the foregoing provisions of this Section 10 and the applicable Award Agreement, the Participant will have all rights of a stockholder with respect to the shares granted to him under a Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

11. PERFORMANCE AWARDS

    SECTION 11.1 Grant of Performance Awards. The Committee may grant Performance Awards under the Plan, which shall represent the right to receive a payment in cash if performance goals established by the Committee for a performance period are satisfied. The Committee may grant Performance Awards that are Section 162(m) Awards, as well as Performance Awards that are not
Section 162(m) Awards. At the time a Performance Award is granted, the Committee shall determine, in its sole discretion, the applicable performance period and performance goals to be achieved during the performance period, as well as such other conditions as the Committee deems appropriate. The Committee may also determine a target payment amount or a range of payment amounts for each Award. The performance goals applicable to a Performance Award grant may be subject to adjustments as the Committee shall deem appropriate to reflect significant unforeseen events, such as changes in law, accounting practices or unusual or nonrecurring items or occurrences. The Committee's authority to make such adjustments shall be subject to such limitations as the Committee deems appropriate in the case of a Performance Award that is a Section 162(m) Award. In the case of any Performance Award that is a Section 162(m) Award, performance-goals shall be based upon the performance criteria identified in Section 12.2 hereof, and the terms of the Award shall otherwise comply with the requirements described in
Section 12.3 hereof. The maximum amount of compensation that may be paid to a Participant during any one calendar year under Performance Awards shall be $10,000,000.

    SECTION 11.2 Payment of Performance Awards. At the end of the performance period, the Committee shall determine the extent to which performance goals have been attained, or a degree of achievement between minimum and maximum levels, in order to establish the level of payment to be made, if any. Payments of Performance Awards shall generally be made as soon as practicable following the end of the performance period, subject to any tax withholding requirements.

12. SECTION 162(m) AWARDS

    SECTION 12.1 Awards. Awards of Options and Stock Appreciation Rights granted under the Plan are intended by their terms to qualify as Section 162(m) Awards. Restricted Stock Awards, Stock Unit Awards, Stock Awards and Performance Awards granted under the Plan may qualify as Section 162(m) Awards if the Awards are granted or become payable or vested based upon pre-established performance goals in accordance with this Section 12.

    SECTION 12.2 Performance Criteria. In the case of a Restricted Stock Award, Stock Unit Award, Stock Award or Performance Award that is intended to be a
Section 162(m) Award, the performance criteria upon which the grant, payment or vesting may be based shall be limited to one or more of the following performance measures, which may be applied with respect to the Company, any Subsidiary or any business unit: cash flow; cash flow from operations; free cash flow; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; income before income taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from continuing operations; net asset turnover; inventory turnover; receivable turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; expense reduction levels; stock price; and total shareholder return. The foregoing performance criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any items specified by the Committee, including but not limited to any or all of the following items: discontinued operations, extraordinary, unusual, non-recurring or special items, effects of accounting changes, effects of currency or interest rate fluctuations, effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities), changes in tax rates, expenses for restructuring or productivity initiatives, litigation losses, non-operating items, effects of acquisitions or divestitures and changes of law or regulation affecting the Company's business. The foregoing performance measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years, or related to other companies or indices, or as ratios expressing relationships between two or more performance measures. In the case of Awards that are not Section 162(m) Awards, the Committee may designate performance criteria from among the foregoing or such other performance criteria as it shall determine in its sole discretion.

    SECTION 12.3 Section 162(m) Requirements. In the case of a Restricted Stock Award, Stock Unit Award, Stock Award or Performance Award that is intended to be a Section 162(m) Award, the Committee shall make such determinations with respect to an Award as required by Section 162(m) of the Code within 90 days after the beginning of the performance period (or such other time period as is required under Section 162(m) of the Code). As and to the extent required by
Section 162(m) of the Code, the terms of an Award that is a Section 162(m) Award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the Award, and must preclude discretion to increase the amount of compensation payable under the terms of the Award (but may give the Committee discretion to decrease the amount of compensation payable).

13. CHANGE IN CONTROL

    SECTION 13.1 Effect of Change in Control. The Committee may, in an Award Agreement, provide for the effect of a 'Change in Control' (as defined below) on an Award. Such provisions may include any one or more of the following: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, (ii) the elimination or modification of performance or other conditions related to the payment or other rights under an Award, (iii) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (iv) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control. Unless otherwise provided by the Committee and set forth in the Award Agreement, upon a Change in Control,
(i) each outstanding Option and Stock Appreciation Right, to the extent that it shall not otherwise have become vested and exercisable, shall automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement, (ii) each Restricted Stock Award shall become fully immediately vested and all forfeiture and transfer restrictions shall lapse, and (iii) each outstanding Stock Unit Award, Stock Award and Performance Award shall become immediately and fully vested and payable.

    SECTION 13.2 Definition of Change in Control. For purposes of this Agreement, a 'Change in Control' shall be deemed to have occurred upon any of the following:

        (i) any Person becomes a beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

        (ii) the merger or consolidation of the Company with or into another entity (or other similar reorganization), whether or not the Company is the surviving corporation, in which the stockholders of the Company immediately prior to the effective date of such transaction own less than 50% of the voting power in the surviving entity;

        (iii) the sale or other disposition of all or substantially all of the assets of the Company, or a complete liquidation or dissolution of the Company; or

        (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority of such Board, unless the nomination for the election by the Company's stockholders of each new director was approved by a vote of at least one-half of the persons who were directors at the beginning of the two-year period.

    For purposes of this Section 13.2, 'Person' shall mean any individual, firm, company, partnership, other entity or group, but excluding the Company, its affiliates, any employee benefit plan maintained by the Company, or an underwriter temporarily holding securities pursuant to an offering of such securities. For purposes of this Section 13.2, a Person shall be deemed the 'beneficial owner' of any securities (i) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or
(ii) which such Person or any of its Affiliates or Associates, has directly or indirectly, (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding; or (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing or any securities.

    For purposes of this Section 13.2, 'Affiliate' or 'Associate' shall have the respective meaning ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act.

14. GENERAL PROVISIONS

    SECTION 14.1 Form of Agreement. To the extent deemed necessary by the Committee, an Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of shares of Common Stock or units subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement shall also set forth the effect on an Award of termination of employment under certain circumstances. The Award Agreement may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

    SECTION 14.2 Forfeiture Events. The Committee may specify in an Award Agreement at the time of the Award that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company.

    SECTION 14.3 No Assignment or Transfer; Beneficiaries. Except as provided in
Section 6.5 hereof, Awards under the Plan shall not be assignable or transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant, an Award shall be exercised only by such Participant or by his guardian or legal representative. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant's death.

    SECTION 14.4 Deferrals of Payment. The Committee may permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish the rules and procedures relating to such deferral, including, without limitation, the period of time in advance of payment when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

    SECTION 14.5 Rights as Stockholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.2 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights.

    SECTION 14.6 Employment or Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he is employed by, or otherwise serves, the Company or any Subsidiary.

    SECTION 14.7 Securities Laws. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

    SECTION 14.8 Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement shall specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

    SECTION 14.9 Unfunded Plan. The adoption of this Plan and any setting aside of cash amounts or shares of Common Stock by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. The benefits provided under this Plan shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Participant nor the Participant's permitted transferees or estate shall have any interest in any assets of the Company by virtue of this Plan, except as a general unsecured creditor of the Company. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company's creditors, to discharge its obligations under the Plan.

    SECTION 14.10 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of any such plan.

    SECTION 14.11 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, his executor, administrator and permitted transferees and beneficiaries.

    SECTION 14.12 Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

    SECTION 14.13 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

    SECTION 14.14 Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose.

    SECTION 14.15 Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

15. EFFECTIVE DATE, AMENDMENT AND TERMINATION

    SECTION 15.1 Effective Date. The Plan shall become effective following its adoption by the Board upon the approval of the Plan by the Company's stockholders on the date of the 2004 Annual Meeting of Stockholders. The term of the Plan shall be 10 years from the date of such approval, subject to
Section 15.3 hereof.

    SECTION 15.2 Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that the Board may seek the approval of any amendment or modification by the Company's stockholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the New York Stock Exchange or other exchange or securities market or for any other purpose. No amendment or modification of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

    SECTION 15.3 Termination. The Plan shall terminate on the date immediately preceding the tenth anniversary of the date it becomes effective in accordance with Section 15.1 hereof. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

                                 APPENDIX 1

                                    PROXY

                                 OMNICARE, INC.
                          100 E. RiverCenter Boulevard
                            Covington, Kentucky 41011

              This Proxy is Solicited by the Board of Directors for
                the Annual Meeting of Stockholders, May 18, 2004

The undersigned hereby appoints J. F. Gemunder, D.W. Froesel, Jr. and C. D. Hodges as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Omnicare, Inc. held of record by the undersigned as of March 31, 2004 at the Annual Meeting of Stockholders to be held on May 18, 2004, or at any postponement or adjournment thereof.

Election of Directors

Nominees:

Edward L. Hutton            David W. Froesel, Jr.           Sheldon Margen, M.D.
Joel F. Gemunder            Sandra E. Laney                 John H. Timoney
Charles H. Erhart, Jr.      Andrea R. Lindell, DNSc, RN     Amy Wallman








                   (Continued and to be signed on other side)

[X] Please mark
    vote as in
    this example


                                                                              FOR            AGAINST         ABSTAIN
                                                    2. To approve the 2004    [ ]              [ ]             [ ]
                                                       Stock and Incentive
1. Election of Directors.                              Plan.
   (Please see reverse)
                                                                              FOR            AGAINST         ABSTAIN
                                                    3.  To ratify the         [ ]              [ ]             [ ]
                                                        selection of
                                                        independent
                                                        accountants.
                      FOR         WITHHELD
           FOR                            WITHHELD  4.  In their discretion, the Proxies are
           ALL        [ ]            [ ]  FROM ALL      authorized to vote upon such other
         NOMINEES                         NOMINEES      business as may properly come before
                                                        the meeting.


      [ ]
          ----------------------------------------
          For all nominees except as written above


                                                        IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR
                                                        PROPOSALS (1), (2) and (3). When signed on behalf of a
                                                        corporation, partnership, estate, trust, or other stockholder, state your title or capacity or otherwise indicate that you are authorized to sign.

                                                        (Please sign as name(s) appear at left)
                                                        PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                                                        USING THE ENCLOSED ENVELOPE.

                                                        Please sign this proxy exactly as name(s) appear hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

Signature:                          Date                Signature:                               Date:
           ----------------------        -------------            ----------------------------        -------------



                         STATEMENT OF DIFFERENCES
                         ------------------------
The section symbol shall be expressed as................................ 'SS'